Exhibit 4.1

FINANCE AGREEMENT

National Australia Bank Limited

and

Hudson Global Resources Group

DATED ..........................................................

© National Australia Bank Limited (ABN 12 004 044 937), Melbourne, Australia

Table of Contents

Part A:	General Conditions	1
1.	ABOUT THIS DOCUMENT	1
2.	Facilities	23
3.	Conditions Precedent	23
4.	Repayment	25
5.	Cancellation and Prepayment	25
6.	Interest	26
7.	Partners, responsible entities and trustees	27
8.	Representations and Warranties	27
9.	Undertakings	30
10.	Financial Covenants and Hedging	35
11.	Events of Default	36
12.	Appointment of Consultants	38
13.	Change of Control	39
14.	Review	39
15.	Open Treasury Transactions	41
16.	Costs and Taxes	41
17.	Fees	42
18.	Payments	42
19.	GST	43
20.	Increased Costs	44
21.	Economic Costs	44
22.	Currency indemnity	44
23.	Other Indemnities	45
24.	Set-Off	45
25.	Liability for Regulatory Events	45
26.	GUARANTEE AND INDEMNITY	46
27.	Power of Attorney	49
28.	Assignment and Changes to the Obligors	49
29.	Confidentiality	51
30.	Communications and Notices	52
31.	Accounts and Certificates	53
32.	Accounting for Transactions	53
33.	Statements of Account	54
34.	Code of Banking Practice	54
35.	General provisions	54
36.	Governing Law and Jurisdiction	56
37.	Acknowledgement	56
Part B:	Details	57
Facility 1 : BANK GUARANTEE FACILITY		57
Other Facilities		58
Facility 2 : NAB CORPORATE RECEIVABLES FACILITY		58
Facility 3 : BNZ Invoice Finance Facility		58

© National Australia Bank Limited

Part C:	Schedule	59
Part D:	Trustee Provisions	65
Part E:	Partnership Provisions	66
Part F:	Responsible Entity Provisions	67
Part G:	Property Conditions	68
Part H:	Specific Conditions	69
Bank Guarantee Facility Specific Conditions		69
Annexure 1 : Verification Certificate		76
Annexure 2 : Compliance Certificate		79
Annexure 3 : Drawdown Notice		81
Annexure 4 : Form of Accession Letter		82
Annexure 5 : Form of Resignation Letter		84
Annexure 6 : Conditions Precedent Required to be Delivered by an Additional Obligor		85
ANNEXURE 7: FORM OF uTILISATION rEQUEST		86

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This Finance Agreement is dated the date shown on the front page and is made between:

NATIONAL AUSTRALIA BANK LIMITED ABN 12 004 044 937 of Level 1, 800 Bourke Street, Docklands, Victoria 3008 (NAB);

Each person listed as an original borrower in Item 1((Obligors and Group)) of Part C : Schedule (Original Borrower and together the Original Borrowers);

Each person (if any) listed as an original guarantor in Item 1((Obligors and Group)) of Part C: Schedule (Original Guarantor and together the Original Guarantors); and

Each person (if any) listed as an original personal guarantor in Item 1((Obligors and Group)) of Part C: Schedule (Original Personal Guarantor and together the Original Personal Guarantors).

IT IS AGREED as follows:

Part A:	General Conditions

1.	ABOUT THIS DOCUMENT

1.1	Defined terms, interpretation rules and inconsistency

(a)	Defined terms used in this document are set out in clause 1.3 (Definitions) and interpretation rules are set out in clause 1.4 (Interpretation).

(b)	Rules to govern any inconsistency between provisions of this document or between this document and other documents are set out in clause 1.5 (Inconsistency).

1.2	This document

This document is comprised of the following parts:

(a)	General Conditions;

(b)	Details;

(c)	Schedule;

(d)	Trustee Provisions;

(e)	Partnership Provisions;

(f)	Responsible Entity Provisions;

(g)	Property Conditions;

(h)	Specific Conditions; and

(i)	Annexures (if any).

1.3	Definitions

In this document, capitalised terms have the following meanings:

Accession Letter means a document substantially in the form set out in Annexure 4 (Form of Accession Letter).

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Additional Borrower means a company which becomes an Additional Borrower in accordance with clause 28 (Assignment and Changes to the Obligors).

Additional Guarantor means a company which becomes an Additional Guarantor in accordance with clause 28 (Assignment and Changes to the Obligors).

Additional Personal Guarantor means a person who becomes an Additional Personal Guarantor in accordance with clause 28 (Assignment and Changes to the Obligors).

Affiliates means, in respect of an entity, each Related Body Corporate and each Related Entity of that entity and each Subsidiary of that entity (if not also a Related Body Corporate or a Related Entity of that entity).

Agency means any government or any governmental, semi-governmental or judicial entity or other authority in any applicable jurisdiction.  It also includes any self-regulatory organisation established under law in any applicable jurisdiction.

Amortisation Schedule means, at any time, in respect of a Facility, the amortisation details specified in the Details (if any), as may be amended or replaced.

Amount Owing means all money which a Borrower (whether alone or not) is, or at any time may be, liable to pay NAB for any reason whatsoever under or in connection with the Finance Documents including the aggregate face value of any unmatured bills, the maximum amount payable by NAB under any Bank Guarantees or Letters of Credit and money by way of principal, interest, fees, Costs, indemnity, charges, duties or expenses irrespective of whether the liability is:

(a)	present or future;

(b)	actual, prospective, contingent or otherwise;

(c)	ascertained or unascertained;

(d)	in existence before or comes into existence on or after the date of this document; or

(e)	a combination of any or all of the above.

APAC Group means , Hudson Highland (APAC) Pty Ltd, Hudson HoldCo (Hong Kong) Limited, Hudson Global Resources (Aust) Pty Ltd, Morgan &Banks Holdings Australasia Pty Ltd, Hudson Global Resources (Hong Kong) Ltd, Hudson Global Resources (Singapore) Pte Ltd, Hudson Global Resources (NZ) Limited and Hudson Recruitment (Shanghai) Limited.

Asset Finance Facility means any Facility titled “Asset Finance Facility” in the Details.

ASIC means the Australian Securities and Investments Commission.

ASX means the Australian Securities Exchange.

Australian Dollar Equivalent means, in respect of:

(a)	the Facility Limit for a Facility at any time which is expressed in a foreign currency, the equivalent amount in Australian Dollars (when notionally converted by NAB at the rate of exchange used by NAB for the purpose, and at the time, of approving the Facility); and

(b)	any other amount which is expressed in a foreign currency, the equivalent amount of the Balance Owing or other amount in Australian Dollars (as notionally converted by NAB at its prevailing spot rate of exchange).

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Authorisation means:

(a)	any authorisation, consent, approval, resolution, licence, exemption, filing, lodgement or registration required by any Agency or any law; or

(b)	in relation to anything which is prohibited or restricted by law if an Agency takes certain actions within a specified period, the expiry of that period without the Agency taking that action.

Authorised Officer means, in respect of an Obligor, a person appointed by that Obligor to act as such for that Obligor under a Finance Document to which it is expressed to be a party and whose specimen signature in that appointed capacity has been provided to NAB and who has satisfied any required Client Identification Checks.

Availability Period in respect of a Facility, has the meaning given to it in the Specific Conditions for that Facility.

Available Facility in respect of a Facility, has the meaning given to it in the Specific Conditions for that Facility.

Balance Owing:

(a)	in respect of a Facility, other than a Facility listed in paragraph (b) or (c) below, means:

(i)	for a Loan Account, at any time, the difference between all amounts credited and all amounts debited to that Loan Account at that time;

(ii)	for a Drawing, at any time, the amount of the Drawing less any amounts of principal repaid in relation to the Drawing;

(iii)	for a Facility with multiple Loan Accounts or Drawings, the sum of the amounts calculated by reference to paragraph (a) or (b) as appropriate for each such Loan Account or Drawing,

to the extent that such amount is a debit balance. Where this amount is to be calculated for the end of a day, it includes all debits and credits assigned to that day;

(b)	in respect of a Credit Card Facility, at any time, means the unpaid balance (including fees and charges) on each “account” (as defined in the separate terms and conditions for the relevant Credit Card Facility) at that time; and

(c)	in respect of an Asset Finance Facility, at any time, means the aggregate of:

(i)	the “loan balance” under each “loan agreement” at that time; and

(ii)	the amount calculated by NAB under each "lease agreement" and "hire purchase agreement" as representing the aggregate at that time of:

(A)	the total "rental instalments" payable over the remaining part of the "term"; plus

(B)	the "residual value" (if any); plus

(C)	any other amount due and payable but not paid at that time; less

(D)	the amount of interest attributed to the "rental instalments" falling due and payable after that time,

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where each term within inverted commas has the meaning given to it in the Master Asset Finance Agreement.

Bank Guarantee means a bank guarantee, if any, issued by NAB under or in connection with this document.

Beneficiary means any beneficiary under a Trust.

Bill Facility means any Facility with the words “Bill Facility” in its title as stated in the Details.

Bill Facility Component has the same meaning as set out in the Specific Conditions for a Bill Facility or in any applicable Drawdown Notice.

Bill Facility Component Limit has the same meaning as set out in the Specific Conditions for a Bill Facility or in any applicable Drawdown Notice.

BNZ means Bank of New Zealand (a company incorporated in New Zealand) and includes its successors in title, permitted assigns and permitted transferees.

BNZ Indemnity means the agreement dated on or about the date of this document between NAB and BNZ under which (among other things) NAB indemnifies BNZ for any loss incurred under the BNZ Invoice Finance Facility Agreement.

BNZ Invoice Finance Facility Agreement means the document entitled "Invoice Finance Facility Agreement" dated on or about the date of this Financing Agreement between each Original Borrower and BNZ.

Borrower means an Original Borrower or an Additional Borrower.

Business Day means a day other than a Saturday, Sunday or public holiday in every state and territory of Australia.

Change of Control has the meaning described in clause 13 (Change of Control).

Client Identification Checks means, at any time, any client identification or similar checks or procedures required in connection with any law or NAB’s policies and procedures from time to time.

Code means the Code of Banking Practice (2013 version), including any supplement or variation to it provided NAB has agreed to be bound by such replacement or variation.

Commercial Consignment has the meaning given in the PPSA or the NZ PPSA, as the context requires.

Companies Act means the Companies Act 1993 (NZ).

Compliance Certificate means a certificate in substantially the form of Annexure 2 setting out (in reasonable detail) computations as to compliance with clause 9(aa) (other undertakings or conditions subsequent) and clause 10.1 (Financial Covenants) as at the applicable date or for the applicable period, signed by two directors of the Obligor (if the Obligor has more than one director) or by the director of the Obligor (if the Obligor has only one director) and otherwise in form and substance satisfactory to NAB.

Compliance Committee means, in respect of a Scheme, the compliance committee of the Scheme established in accordance with Part 5C.5 of the Corporations Act.

Compliance Plan means, in respect of a Scheme, the plan complying with Part 5C.4 of the Corporations Act and lodged with ASIC under section 601EA of the Corporations Act.

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Constitution means, in respect of a Scheme, the constitution of the Scheme made by the Responsible Entity from time to time and, at the date of this document, having the details set out in the Schedule.

Contested Tax means a Tax payable by an Obligor where the Obligor:

(a)	is contesting the liability in good faith and in accordance with proper procedures;

(b)	is not required by applicable law to pay the Tax prior to contesting its liability; and

(c)	has satisfied NAB that it has set aside sufficient reserves of liquid assets to pay the Tax and any fine, penalty or interest payable if the contest is unsuccessful.

Controller has the meaning given to the term in the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

Costs means costs, charges, fees and expenses, including those incurred in connection with NAB’s internal and external legal advisers (on a full indemnity basis) and professional consultants.

Credit Card Facility means any Facility titled “NAB Qantas Business Card Facility” in the Details.

Custodian means, at any time, the custodian of the Scheme Property from time to time and, at the date of this document, is the person identified as such in the Schedule, if any.

Custody Agreement means, in relation to a Scheme, the agreement between the Responsible Entity and the Custodian from time to time and, as at the date of this document, the agreement described as such in the Schedule, if any.

Customer Margin means, in respect of a Facility, the customer margin specified in the Details for that Facility or as otherwise agreed.

Daily Interest Rate means, for any day:

(a)	in relation to a Global Trade Finance Facility, the Interest Rate applying to the Facility or Drawing (as the case may be) on that day divided by 365 where the currency is Dollars, Pounds Sterling or Hong Kong Dollars and 360 in all other cases; and

(b)	in relation to any other Facility (or any part of such a Facility), the Interest Rate applying to the Facility (or that part of the Facility) on that day divided by 365.

Deed of Cross Guarantee means a deed substantially in the form of a pro forma deed issued or otherwise approved by ASIC in order to satisfy ASIC class order eligibility requirements for relief from certain Corporations Act financial reporting obligations.

Default means an Event of Default or a Potential Event of Default.

Default Interest Rate means:

(a)	in respect of a Facility, the default interest rate as formulated in accordance with the Details for that Facility; and

(b)	in respect of any amount payable under a Finance Document that is not in respect of a particular Facility, such as a fee incurred in connection with engaging a professional consultant, the default interest rate under any Facility NAB may select, or as otherwise agreed or amended as contemplated in this document

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Deposit Letter means a security agreement in the form required by NAB from time to time which grants NAB an Encumbrance over a deposit account.

Details means, at any time, the details set out in Part B:(Details) of this document, as may be amended from time to time as contemplated in this document.

Dollars or $ means the lawful currency of Australia, unless otherwise stated in this document.

Drawdown Date means:

(a)	for a Facility other than a Bill Facility, the date on which a Drawing is made; and

(b)	for a Bill Facility, the date on which a bill is accepted, discounted or endorsed under a Facility.

Drawdown Notice means a notice in substantially the form of Annexure 3 requesting a Drawing or otherwise giving instructions in relation to a Drawing, in the form and substance acceptable to NAB.

Drawdown Schedule means, in respect of a Facility, the drawdown schedule specified in the Details for that Facility (if any) or any drawdown schedule provided to the relevant Borrower by NAB.

Drawing means, in respect of a Facility, a provision of financial accommodation (including, if applicable, the acceptance, discounting and endorsement of bills and the issue of Bank Guarantees and Letters of Credit) under that Facility.

Economic Costs means the Costs and losses incurred or suffered by NAB in connection with an Economic Event, including by reason of:

(a)	a loss or reduction of profits or return and any loss of fees, charges and premium (which amount will be discounted back to the net present value at the rate equivalent to NAB’s cost of funds at that date); and

(b)	the liquidation of deposits or other funds, or the termination or reversing of any swap or option agreement or other agreement or arrangement entered into by NAB (either generally in the course of NAB’s business or specifically in connection with a Facility) to fund or maintain a Facility or to hedge, fix or limit NAB’s effective cost of funding in relation to a Facility.

Economic Event means, while a fixed rate (whether a fixed interest rate or a fixed yield rate) applies to a Facility, a Bill Facility Component, a Loan Account or a Drawing or while a variable rate (whether a variable interest rate or a yield rate) applies to a Bill Facility, a Market Rate Facility or a Range Amount, the occurrence of any of the following events:

(a)	all or part of that Facility, Bill Facility Component, Loan Account, Drawing, Bill Facility, Market Rate Facility or Range Amount is repaid early (even if NAB agrees to the early repayment being made);

(b)	that Facility, Bill Facility Component, Loan Account or Drawing, is re-priced by agreement from one fixed rate to another fixed rate or to another type of rate (such as a variable rate);

(c)	that Facility, Facility Limit or Bill Facility Component Limit is cancelled, reduced or not fully drawn for any reason at any time before the Expiry Date;

(d)	NAB is for any reason no longer obliged to accept, discount or endorse bills under the Facility or a bill is cancelled before its maturity date; or

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(e)	if the Borrower is in Default, or any part of the Amount Owing otherwise becomes repayable, and NAB elects to treat it as an Economic Event.

Encumbered Property means any asset, property or right the subject of an Encumbrance under a Security Document.

Encumbrance means:

(a)	a security agreement, bill of sale, mortgage, charge, pledge, lien, trust or other security interest securing any obligation of any person and includes a security interest within the meaning of section 12 of the PPSA or section 17 of the NZ PPSA, as the context requires;

(b)	any title retention arrangement;

(c)	any right, interest, agreement, notice or arrangement which has the effect of giving another person a preference, priority or advantage over creditors including any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts or not repayable in certain circumstances;

(d)	any third party right or interest or any right arising as a consequence of the enforcement of a judgment;

(e)	any right that a person (other than the owner) has to remove something from land (known as a profit á prendre), easement, public right of way, restrictive covenant, positive covenant, lease or licence to use or occupy;

(f)	any right of set-off, assignment of income, garnishee order or monetary claim;

(g)	equity, interest or writ of execution;

(h)	any security deposit;

(i)	any option; or

(j)	any other agreement, notice or arrangement having a similar effect as any of the items set out in paragraphs (a) to (i) (inclusive) above,

or any agreement or arrangement to create any of them or allow them to exist.

Event of Default means any event or circumstance specified as such in this document or under any other Finance Document.

Expiry Date means, in respect of a Facility, the expiry date (if any) specified in the Details for that Facility.

Facility means each facility referred to in the Details.

Facility Limit, at any time:

(a)	in respect of a Facility (other than a Facility to which paragraph (b) below applies), means the facility limit specified in the Details for that Facility, as reduced, cancelled or varied from time to time in accordance with this document; and

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(b)	in respect of a Facility with scheduled repayments or scheduled reductions of its facility limit, means the sum of:

(i)	the facility limit specified in the Details for that Facility, as reduced, cancelled or varied from time to time in accordance with the document;

(ii)	capitalised interest at that time; and

(iii)	capitalised scheduled fees (which, for the avoidance of doubt, do not include contingent fees).

Fees Guide means, as the case may be, NAB’s “Business Banking Fees – A guide to fees and charges” and/or NAB’s “International trade services – A guide to Fees and Charges” booklet, each as amended or replaced from time to time.

Finance Document means each of the following:

(a)	this document;

(b)	each Invoice Finance Facility Agreement;

(c)	each Compliance Certificate;

(d)	each Hedging Agreement (if applicable);

(e)	each Drawdown Notice, Utilisation Request, drawdown schedule and amortisation schedule (however described);

(f)	each Transactional Specific Document;

(g)	each Security Document;

(h)	each Accession Letter;

(i)	each Deposit Letter;

(j)	each other document referred to in the “Other Conditions” section of the Details;

(k)	any other document or agreement NAB and a Borrower agree in writing is a Finance Document,

and each document, agreement or notice entered into, or given, under or for the purpose of amending, novating or acceding to, any of the above.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised under any acceptance credit, or bill acceptance, discount or endorsement facility;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

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(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any redeemable shares where the holder has the right, or the right in certain conditions, to require redemption;

(g)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(h)	consideration for the acquisition of assets or services payable more than 90 days after acquisition;

(i)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value will be taken into account);

(j)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and
(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above,

irrespective of whether the indebtedness is:

(l)	present or future;

(m)	actual, prospective, contingent or otherwise;

(n)	at any time ascertained or unascertained;

(o)	owed or incurred alone or severally or jointly or both with any other person; or

(p)	a combination of any of the above.

Financial Statements means:

(a)	a statement of comprehensive income (otherwise known as a statement of financial performance or profit and loss statement);

(b)	a statement of financial position;

(c)	a statement of cash flow; and

(d)	a statement of changes in equity,

together with any notes to those documents and any accompanying reports, statements, declarations and other documents or information.

Fixed Rate Period means, in respect of a Facility or a Drawing, the period during which a specific interest rate or yield rate will apply and will not change.

Foreign Currency Overdraft Facility means any Facility titled “Foreign Currency Overdraft Facility” in the Details.

Form of Verification Certificate means the form set out in Annexure 1.

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GAAP means, in respect of an Obligor, accounting standards, principles and practices applying by law or otherwise which are generally accepted and consistently applied in the relevant jurisdiction in which the Obligor is incorporated.

General Conditions means the conditions set out in Part A (General Conditions) of this document.

Global Trade Finance Facility means any Facility to which the Global Trade Finance Specific Conditions apply, as stated in the Details

Goods has the meaning given in the PPSA or the NZ PPSA, as the context requires.

Governing Law Jurisdiction means the jurisdiction specified as such in the Schedule.

GST means Goods and Services Tax as imposed under a GST Act, as the context requires.

GST Act means A New Tax System (Goods and Services Tax) Act 1999 (Cth) or the Goods and Services Tax Act 1985 (NZ), as the context requires.

Guarantee means (other than in clause 26 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness or to assure any creditor against loss.

Guarantor means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with clause 28 (Assignment and Changes to the Obligors).

Head Company means the head company (as defined in the Tax Act) of a Tax Consolidated Group.

Hedging Agreement means any agreement entered into or to be entered into with NAB to implement the hedging required under clause 10.3 (Hedging).

Hong Kong Dollars or HKD means the lawful currency of the Hong Kong Special Administrative Region of the People’s Republic of China, unless otherwise stated in this document.

Hudson Parent means Hudson Global, Inc., a company incorporated under the laws of Delaware.

Increased Costs has the meaning given to it under clause 20(b).

Indicator Rate means, for any day, in respect of a Facility, the relevant type of indicator rate specified in the Details for that Facility where the amount is as:

(a)	advised in writing by NAB to the relevant Borrowers;

(b)	published or otherwise advised by NAB from time to time on NAB’s website; and/or

(c)	advertised by NAB in the local or national press.

Insolvency Event means, in respect of a person, any of the following events:

(a)	it is (or states it is) an insolvent under administration or insolvent (each as defined in the Corporations Act) or it breaches the solvency test (as set out in clause 4 of the Companies Act);

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(b)	it has an administrator, liquidator, provisional liquidator, Controller or any other kind of insolvency administrator appointed to it or to any part of its property, or they are or any part of its property is placed under any other formal or informal kind of insolvency administration;

(c)	an application is made to a court for an order, or an order is made, that it be wound up;

(d)	it resolves or take any action to wind up itself up, or otherwise dissolve itself, or it is otherwise wound up or dissolved, except to reconstruct or amalgamate while solvent on terms pre-approved by NAB in writing;

(e)	execution or distress or any other process is levied or attempted or imposed against or over any of its undertaking, property or assets;

(f)	a compromise, arrangement, assignment, moratorium or composition is proposed with, or becomes effective in relation to, its creditors or any class of its creditors (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by NAB in writing);

(g)	an application or order has been made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 5 Business Days), a resolution is passed, a proposal is put forward, a meeting is convened, or any other action is taken, in each case in connection with it, which is preparatory to or could result in any of the things referred to in paragraphs (a) to (f) (inclusive) above;

(h)	it is taken (under section 459F of the Corporations Act) to have failed to comply with a statutory demand;

(i)	it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or they make a statement from which NAB reasonably deduces it is so subject);

(j)	it takes any step to obtain protection, or are granted protection, from creditors, under any applicable law;

(k)	it is deregistered for whatever reason;

(l)	it commits an act of bankruptcy within the meaning of Bankruptcy Act 1966 (Cth) or the Insolvency Act 2006 (NZ) (as applicable);

(m)	it becomes a bankrupt as defined in Bankruptcy Act 1966 (Cth) or the Insolvency Act 2006 (NZ) (as applicable) or action is taken which could result in that event;

(n)	it is otherwise unable to pay its debts when they fall due; or

(o)	something having a substantially similar effect to any of the things referred to in paragraphs (a) to (n) (inclusive) happens in connection with it under any law or in any jurisdiction.

Intellectual Property means all trade secrets, confidential information, know-how, patents, trade marks, designs (whether registered or unregistered), copyright, and computer programs.

Interest Period means, in respect of a Facility, the period for which interest is calculated and charged as stated, or selected if provided for, in this document or as otherwise agreed.

Interest Rate means, at any time in respect of a Facility, the per annum rate of interest applicable to that Facility or part of that Facility as formulated in accordance with the Details for that Facility or as otherwise agreed or amended as contemplated in this document.

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Interested Person:

(a)	has the meaning given to that term for the purposes of section 275 of the PPSA; or

(b)	means the persons that may request information under section 177 of the NZ PPSA,

as the context requires, and includes:

(a)	any person granting an Encumbrance;

(b)	a person with another Encumbrance in the same property in which NAB has an Encumbrance;

(c)	if a person granting an Encumbrance is a body corporate, an auditor of that person;

(d)	an execution creditor with an interest in the property in which NAB has an Encumbrance;

(e)	an authorised representative of any of the above.

Invoice Finance Facility Agreements means:

(a)	the NAB Invoice Finance Facility Agreement; and

(b)	the BNZ Invoice Finance Facility Agreement.

Lease for a Term of More Than 1 Year has the meaning given to that term in the NZ PPSA.

Letter of Credit means a documentary letter of credit or a standby letter of credit issued by NAB pursuant to a Facility.

Liquidity Margin means, in respect of a Facility, at any time, the later of:

(a)	the liquidity margin rate specified in the Details as at the date of this document; and

(b)	such other rate as:

(i)	advised in writing by NAB to the relevant Borrowers;

(ii)	published or otherwise advised by NAB from time to time on NAB’s website; and/or

(iii)	advertised by NAB in the local or national press.

Loan Account means an account with NAB for the purposes of recording transactions in connection with a Facility and includes, in relation to an overdraft (including a Foreign Currency Overdraft Facility), the associated transaction account.

Mandatory Prepayment Period means, in respect of a Review Event, the period specified as such in the Schedule which begins on the date on which NAB gives notice to the Borrowers under clause 14.5(c).

Market Rate Facility means any Facility titled “Market Rate Facility” in the Details.

Marketable Security means:

(a)	a “marketable security” as defined in the Corporations Act;

(b)	a negotiable instrument;

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(c)	a unit or other interest in a trust, partnership or Registered Scheme; and

(d)	a right or an option in respect of any of paragraphs (a), (b) or (c), whether issued or unissued.

Master Asset Finance Agreement means a master asset finance agreement in NAB’s standard form.

Material Adverse Effect means any material adverse effect (in the opinion of NAB) on:

(a)	the assets, business, operations, affairs, property, condition (financial or otherwise) or prospects of any Obligor or of the Obligors taken as a whole;

(b)	the ability of an Obligor to perform its obligations under any Finance Document to which it is expressed to be a party; or

(c)	the validity, enforceability or priority of any Finance Document or an Encumbrance provided for by any Finance Document, or the rights or remedies of NAB under any Finance Document.

Material Authorisation means, for an Obligor, any Authorisation required:

(a)	to enable it to lawfully enter into and exercise its rights and comply with its obligations under each Finance Document to which it is expressed to be a party;

(b)	to enable it to own its assets and to carry on its business;

(c)	to make each Finance Document to which it is expressed to be a party admissible in evidence in its jurisdiction of incorporation.

Material Documents means:

(a)	each of the documents (if any) identified as such in the Schedule;

(b)	the constitution of each Obligor that is a corporation;

(c)	each Trust Deed (if any);

(d)	each Partnership Document (if any);

(e)	each Scheme Document (if any); and

(f)	each other document NAB and a Borrower agree in writing is a Material Document.

NAB Business Markets Facility means any Facility titled “NAB Business Markets - Flexible Rate Loan” in the Details.

NAB Invoice Finance Facility Agreement means the document entitled "NAB Corporate Receivables Facility Agreement" dated on or about the date of this Financing Agreement between each Original Borrower and NAB.

NAB Qantas Business Card Facility Terms and Conditions means the NAB Qantas Business Card Facility Terms and Conditions included in the NAB Qantas Business Card Facility brochure located on NAB’s website.

Negotiation Period means, in respect of a Review Event, the period specified as such in the Schedule which begins on the date on which NAB becomes aware of the occurrence of the Review Event.

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Nominated Account means, in respect of a Facility, the NAB account described in the Details as being the nominated account for that Facility, or such other bank account nominated from time to time by the relevant Borrower and acceptable to NAB and, on the date of this document, is the bank account described as such in the Details for that Facility.

NZ$ means the lawful currency of New Zealand.

NZ Company means an Obligor that is a company incorporated in New Zealand.

NZ PPSA means the Personal Property Securities Act 1999 (NZ).

Obligor means a Borrower, Guarantor or Personal Guarantor.

Original Obligor means an Original Borrower, Original Guarantor or Original Personal Guarantor.

Package means any product with the words “Package” or “Multi-Option” in its name.

Partner means, in respect of a Partnership, the relevant Obligor which is a partner in the Partnership.

Partnership means, at any time, a partnership in respect of which an Obligor is a partner at that time and includes each partnership specified in the Schedule.

Partnership Agreement means, in respect of a Partnership, the instrument establishing, or setting out the terms of, the Partnership and any other constituent documents relating to the Partnership.

Partnership Documents means, in respect of a Partnership:

(a)	the Partnership Agreement;

(b)	any other documents described as such in the Schedule; and

(c)	each other document which an Obligor and NAB agree in writing is a Partnership Document.

Partnership Property means, in respect of a Partnership, all assets, rights, property and undertaking which are the subject of the Partnership:

(a)	of whatever kind and wherever situated; and

(b)	whether present or future.

Partnership Provisions means the provisions set out in Part E: (Partnership Provisions).

Permitted Disposal means any sale, lease, transfer or other disposal on arm’s length terms and for market consideration:

(a)	made with NAB’s prior written consent;

(b)	made in the ordinary course of the disposing entity's business and for the purpose of carrying on the disposing entity’s ordinary business;

(c)	of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose;

(d)	of obsolete or redundant vehicles, plant and equipment for cash;

(e)	under a Permitted Encumbrance; or

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(f)	where the higher of the market value or consideration receivable for the sale, lease, transfer or other disposal (when aggregated with the higher of the market value or consideration receivable for any other sales, leases, transfers or other disposals in the relevant financial year, other than those permitted under the preceding paragraphs) does not exceed $250,000 (or its equivalent in another currency or currencies).

Permitted Encumbrance means:

(a)	any of the following entered into by an Obligor in the ordinary course of its business (as conducted on the date of the agreement):

(i)	a Commercial Consignment of Goods under which that Obligor is the consignee;

(ii)	a bailment, hiring arrangement or lease under which that Obligor is the bailee, hirer or lessee, that does not secure payment or performance of an obligation, but which is a PPS Lease;

(iii)	retention of title terms in a contract for the supply of Goods to that Obligor,

(b)	any Encumbrance created under a Finance Document;

(c)	any Encumbrance created or subsisting with NAB’s prior written consent (as long as any conditions stipulated for that consent are complied with);

(d)	any lien arising by operation of law (other than the PPSA or the NZ PPSA) and securing obligations which are not overdue;

(e)	any other Encumbrance securing Financial Indebtedness the aggregate principal amount of which (when aggregated with the principal amount of any other indebtedness of any Obligor which has the benefit of an Encumbrance, other than any Encumbrance permitted under the preceding paragraphs) does not exceed $250,000 (or its equivalent in another currency or currencies) at any time; or

(f)	any right of set-off created or subsisting under any service contract between an Obligor and any other person and entered into in the ordinary course of that Obligor’s business.

Permitted Financial Indebtedness means any Financial Indebtedness:

(a)	incurred or subsisting under a Finance Document; or

(b)	incurred or subsisting with NAB’s prior written consent (unless the consent was conditional and any of the conditions are not complied with to the satisfaction of NAB); or

(c)	comprising US Corporate Allocations accrued but not paid by the Obligors; or

(d)	incurred or subsisting under any intercompany trade payables arrangement (provided such Financial Indebtedness is classified as a genuine current trade payable and confirmed as legitimate by Hudson Global Resources (Aust) Pty Limited’s external auditors on an ongoing basis); or

(e)	incurred or subsisting under any loan provided by the parent company of the Original Obligors or any other member of the APAC Group provided such loans are subordinated on terms satisfactory to NAB; or

(f)	incurred or subsisting in the ordinary course of trading on arm’s length terms, the aggregate outstanding principal amount of which (when aggregated with any other such Financial Indebtedness, other than any Financial Indebtedness permitted under the preceding paragraphs) does not exceed $250,000 (or its equivalent in another currency or currencies) at any time.

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Personal Guarantor means an Original Personal Guarantor or an Additional Personal Guarantor unless that person has ceased to be a Personal Guarantor in accordance with clause 28 (Assignment and Changes to the Obligors).

Potential Event of Default means any event or circumstance which would, with the lapse of time, the giving of notice, the making of any determination under any Finance Document, the fulfilment of any condition or any combination of any of the foregoing, be an Event of Default.

Pounds Sterling or GBP means the lawful currency of the United Kingdom and its Crown dependencies unless otherwise stated in this document.

PPS Lease has the meaning given in the PPSA.

PPSA Lease means a PPS Lease or a Lease for a Term of More Than 1 Year, as the context requires.

PPSA means the Personal Property Securities Act 2009 (Cth).

Pricing Period means, in respect of a Facility, the period set out in the Specific Conditions for that Facility (if applicable).

Pricing Review has the meaning given to it in clause 14.1 (Pricing Review Events).

Property Conditions means the conditions set out in Part G: (Property Conditions) of this document.

Range Amount has the meaning as set out in the Specific Conditions for a NAB Business Markets Facility.

Receiver means a receiver, receiver and manager or controller as defined in the Corporations Act, or a receiver as defined in the Receiverships Act 1993 (NZ).

Recipient has the meaning as given to it in a GST Act, as the context requires.

Registered Scheme means a registered scheme as defined by the Corporations Act.

Regulatory Event means any:

(a)	change in, or introduction of a new, law or other form of regulation;

(b)	change in, or introduction of a new, practice or policy of an Agency;

(c)	investigation into an Obligor or any member of the APAC Group by an Agency;

(d)	application for or grant of an injunction or order in respect of any Encumbrance, Facility or account held with NAB made by an Agency, or

(e)	change in, or introduction of a new, code of practice or custom relating to the provision of any Service which a reasonable and prudent banker would comply with,

whether in Australia or elsewhere, that applies or impacts in any way the provision of the Services to an Obligor.

Related Body Corporate means, in respect of an entity, each related body corporate (as defined in the Corporations Act) of that entity.

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Related Entity means, in respect of an entity, each related entity (as defined in the Corporations Act) of that entity.

Repricing Date, in respect of a Facility, has the meaning given to it in the Specific Conditions for that Facility (if any).

Resignation Letter means a letter substantially in the form set out in Annexure 5 (Form of Resignation Letter).

Responsible Entity means, in respect of a Scheme, the relevant Obligor which is a responsible entity of the Scheme.

Responsible Entity Provisions means the provisions set out in Part F: (Responsible Entity Provisions).

Review Event means each event specified as such in the Schedule.

Schedule means the schedule in Part C: (Schedule) of this document.

Scheme means, at any time, a Registered Scheme in respect of which an Obligor is a responsible entity and includes each Registered Scheme specified in the Schedule.

Scheme Documents means, in respect of a Scheme:

(a)	the Constitution;

(b)	the Compliance Plan;

(c)	any other documents described as such in the Schedule; and

(d)	each other document which an Obligor or the Responsible Entity and NAB agree in writing is a Scheme Document.

Scheme Property means, in respect of a Scheme, the scheme property (as defined by the Corporations Act) of the Scheme.

Security Documents means:

(a)	each document, if any, specified as such in the Schedule or specified as such in an Accession Letter;

(b)	each other document which creates an Encumbrance to secure the Amount Owing; and

(c)	each Guarantee or Encumbrance granted in connection with this document.

Service means any service NAB provides to the Borrower under or in relation to a Facility including making or processing any payment or issuing any document.

Specific Conditions means, at any time, the conditions set out in Part H: (Specific Conditions) of this document which apply to each Facility (as stated in the Details of that Facility), as may be amended from time to time in accordance with this document.

Subsidiary has the meaning given to it in the Corporations Act (or to the extent of any NZ Company, has the meaning given to that term under the Companies Act), but as if body corporate includes any entity.  It also includes any entity required by GAAP to be included in the consolidated annual financial report of an entity or which would be required if that entity were a corporation.  A trust or Registered Scheme may be a Subsidiary (and a unit or other beneficial interest in the trust or Registered Scheme is to be treated as a share accordingly) and an entity is to be treated as a Subsidiary of a trust or Registered Scheme as if that trust or Registered Scheme were a corporation.

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Supply has the meaning given to it in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature including any penalty, interest, fine or expense payable in connection with any failure to pay, or any delay in paying, any of the same.

Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth), as the context requires.

Tax Consolidated Group means a “Consolidated Group” or a “MEC Group” (each having the meaning given to it in the Tax Act).

Tax Invoice has the meaning given to it in a GST Act, as the context requires.

Taxable Supply has the meaning given to it in a GST Act, as the context requires.

Termination Date means, in respect of a Facility, the date being the earlier of:

(a)	the Expiry Date, if any, or the last day of a facility term specified for that Facility in the Details; and

(b)	the date on which the Facility is cancelled in accordance with the terms of this document.

TFA means a tax funding agreement between the members of a Tax Consolidated Group which includes:

(a)	reasonably appropriate arrangements for the funding of tax payments by the Head Company having regard to the position of each member of the Tax Consolidated Group; and

(b)	an undertaking from each member of the Tax Consolidated Group to compensate each other member of the Tax Consolidated Group adequately for loss of tax attributes (including tax losses and tax offsets) as a result of being a member of the Tax Consolidated Group; and

(c)	an undertaking from the Head Company to pay all group liabilities (as described in section 721-10 of the Tax Act) of the Tax Consolidated Group.

Threshold Amount means the amount specified as such in the Schedule.

Transaction Document means a Finance Document or a Material Document.

Transactional Specific Documents means, in respect of a Facility, the standard form documents in connection with that Facility which NAB requires an Obligor to execute or accept under or to establish that Facility.

Trust means, at any time, a trust or settlement in respect of which an Obligor is a trustee at that time and includes each trust specified in the Schedule.

Trust Deed means, in respect of a Trust, the document establishing the Trust and any other constituent document relating to the Trust.

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Trust Documents means, in respect of a Trust:

(a)	the Trust Deed;

(b)	all agreements or deeds between unitholders of the Trust;

(c)	any other documents described as such in the Schedule; and

(d)	each other document which an Obligor and NAB agree in writing is a Trust Document.

Trust Property means, in respect of a Trust, all the rights, property and undertaking which are the subject of the Trust:

(a)	of whatever kind and wherever situated; and

(b)	whether present or future.

Trustee means, in respect of a Trust, the relevant Obligor which is a trustee of the Trust.

Trustee Provisions means the provisions set out in Part D: (Trustee Provisions).

TSA means an agreement between the members of a Tax Consolidated Group which takes effect as a tax sharing agreement under section 721-25 of the Tax Act and complies with the Tax Act and any law in connection with the Tax Act.

US Corporate Allocations means, in respect of a period, genuine corporate costs accrued in that period to Hudson Parent in connection with services provided by Hudson Incorporated to the Borrowers during that period.

Utilisation Request means a utilisation request in substantially the form of Annexure 7 requesting NAB to issue a Bank Guarantee, in the form and substance acceptable to NAB.

1.4	Interpretation

(a)	Unless the contrary intention appears, in this document:

(i)	a reference to an Annexure is a reference to an annexure to this document;

(ii)	assets includes present and future properties, revenues, benefits and rights of every description and a reference to an asset includes any real or personal, present or future, tangible or intangible property or asset (including intellectual property) and any right, interest, revenue or benefit in, under or derived from the property or asset;

(iii)	a reference to a clause in a Part of this document is a reference to a clause in the Part that the reference appears;

(iv)	a Default (other than an Event of Default) is continuing if it has not been remedied to NAB’s satisfaction or waived by NAB in writing and an Event of Default is continuing if it has not been waived by NAB in writing;

(v)	a reference to this document includes all Parts in this document;

(vi)	a reference to a Finance Document, a Transaction Document or any other document is a reference to that Finance Document, Transaction Document or other document as amended, novated, supplemented, extended, replaced or restated;

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(vii)	the meaning of a term is not limited by specific examples introduced by including, for example, such as or any other similar term;

(viii)	the word law includes common law, principles of equity, and laws made by parliament, listing rules or business rules of a financial market, any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any Agency and if not having the force of law, with which responsible entities in the position of the relevant party would normally comply;

(ix)	a provision of law is a reference to that provision as consolidated, amended, re-enacted, replaced or varied;

(x)	NAB includes its successors in title, permitted assigns and permitted transferees;

(xi)	a reference to a Part is a reference to a section headed "Part" in this document;

(xii)	the word person includes an individual, a company, a corporation, a firm, a partnership, a joint venture, a body corporate, an unincorporated association, an authority and any combination of the foregoing;

(xiii)	a reference to a particular person includes the person’s executors, administrators, successors and permitted substitutes (including persons taking by novation) and assigns;

(xiv)	a reference to a group of persons is a reference to any two or more of them jointly and to each of them individually;

(xv)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(xvi)	an agreement, representation or warranty, undertaking, obligation, covenant, indemnity or liability of or by two or more persons binds them jointly and each of them individually but an agreement, representation or warranty, undertaking, obligation, covenant, indemnity or liability of or by NAB binds NAB individually only;
(xvii)	a reference to any thing (including an amount) is a reference to the whole and each part of it, but nothing in this clause 1.4 (Interpretation) implies that the performance of part of an obligation constitutes performance of the obligation;
(xviii)	a reference to a time of day is a reference to the time in the Governing Law Jurisdiction;

(xix)	a reference to a month means a calendar month and a reference to a quarter means a calendar quarter; and

(xx)	nothing in this document is to be interpreted against a party on the ground that the party put it forward.

(b)	Words importing the singular include the plural and vice versa.

(c)	Words importing a gender include any gender.

(d)	Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this document.

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1.5	Inconsistency

(a)	For the avoidance of doubt, this clause 1.5 (Inconsistency) takes precedence over all Finance Documents in relation to resolving any inconsistencies provided for in the sub-clauses below.

(b)	Unless expressly stated otherwise, any inconsistency as between the terms of a Facility will be resolved, to the extent of the inconsistency, in the following order of priority:

(i)	the Details (and where a Facility comprises part of a Package, the Details relating to the Package prevails over the Details relating to that Facility);

(ii)	the Property Conditions (if any);

(iii)	the Specific Conditions (if any) (and where a Facility comprises part of a Package, the Specific Conditions relating to the Package prevails over the Specific Conditions relating to that Facility);

(iv)	any additional documents referred to in the “Other Conditions” section of the Details;

(v)	the General Conditions and the Schedule; and

(vi)	the relevant Fees Guide.

(c)	Unless expressly stated otherwise, any inconsistency as between a provision in this document and a provision in any other Finance Document will be resolved, to the extent of the inconsistency, in the following order of priority:

(i)	this document;

(ii)	each Hedging Agreement;

(iii)	each Invoice Finance Facility Agreement;

(iv)	each Security Document; and

(v)	each other Finance Document.

(d)	Unless expressly stated otherwise, if there is any inconsistency between a provision in the separate terms and conditions applying to an Asset Finance Facility or a Credit Card Facility and the terms of this document, the separate terms and conditions for the Asset Finance Facility or Credit Card Facility (as the case may be) prevail to the extent of the inconsistency except that:

(i)	the Facility Limit for the Asset Finance Facility or Credit Card Facility (as the case may be) may be changed in accordance with the Specific Conditions for a Multi-Option Facility; and

(ii)	the provisions in this document relating to set-off will prevail.

1.6	Personal Property Securities (PPS) law

(a)	If:

(i)	a PPS Law applies, or will at a future date apply to any of the Finance Documents or any of the transactions contemplated by them, or NAB determines that a PPS Law applies, or will at a future date apply, to any of the Finance Documents or any of the transactions contemplated by them; and

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(ii)	in the opinion of NAB (acting reasonably), the PPS Law:

(A)	adversely affects or would adversely affect NAB’s security position or the rights or obligations of NAB under or in connection with the Finance Documents; or

(B)	enables or would enable NAB’s security position to be improved without adversely affecting the Obligors in a material respect,

(C)	NAB may give notice to the Obligors requiring the Obligors to do anything (including amending any Finance Document or executing any new Finance Document) that in NAB’s opinion is reasonably necessary to ensure that, to the maximum possible extent, NAB’s security position, and rights and obligations, are not adversely affected as contemplated by clause 1.6(a)(ii)(A) (or that any such adverse effect is overcome), or that NAB’s security position is improved as contemplated in clause 1.6(a)(ii)(B) and the Borrowers must comply with the requirements of that notice within the time stipulated in the notice.

(b)	In this clause 1.6 (Personal Property Securities (PPS) law), PPS Law means:

(i)	the PPSA;

(ii)	the NZ PPSA;

(iii)	any regulations made at any time under the PPSA or the NZ PPSA;

(iv)	any provision of the PPSA or the NZ PPSA or regulations referred to in clause (iii);

(v)	any amendment to any of the above, made at any time; or

(vi)	any amendment made at any time to any other legislation as a consequence of a PPS Law referred to in clauses (i) to (v).

(c)	The Obligors waive, to the extent permitted under the PPS Law, their right to receive any notices NAB is required to give under the PPS Law (including a notice of a verification statement).

1.7	PPS Law policies and steps

Each Obligor will promptly take all reasonable steps which are prudent for its business under or in relation to the PPSA and the NZ PPSA (as applicable) including doing anything reasonably requested by NAB for that purpose. For example, the Obligor will:

(a)	create and implement appropriate policies and systems; and

(b)	where appropriate, take reasonable steps to identify security interests in its favour and to perfect and protect them, with the highest priority reasonably available.

1.8	Change of details

Each Obligor agrees to notify NAB at least 14 days before:

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(a)	it (or if it is the trustee of a trust or a partner of a partnership, the trust or the partnership) changes its name;

(b)	any ABN, ARBN or ARSN allocated to it (or if it is a trustee of a trust or a partner of a partnership, the trust or the partnership) changes, is cancelled or otherwise ceases to apply to it (or if it does not have an ABN, ARBN or ARSN, one is allocated, or otherwise starts to apply, to it); and

(c)	it becomes trustee of a trust, or a partner of a partnership, not stated in this document.

2.	Facilities

2.1	The Facilities

Each Facility is made available during its Availability Period on the terms set out in this document.

2.2	Purpose and monitoring

The Borrower must apply all Drawings under a Facility for the purpose specified for that Facility in the relevant Details or for any other purpose that NAB approves in writing.  NAB is not bound to monitor or verify the application of any Drawings.

3.	Conditions Precedent

3.1	Initial conditions precedent

NAB's obligation to provide the first Drawing under any Facility to any Borrower is subject to NAB first receiving the following documents, each in form and substance satisfactory to NAB:

(a)	(verification certificates)

(i)	a certificate in relation to each Original Obligor incorporated in Australia duly signed by two directors of the Original Obligor (if the Original Obligor has more than one director) or by the director of the Original Obligor (if the Original Obligor has only one director) substantially in the form set out, and with the attachments referred to, in the Form of Verification Certificate and dated not earlier than 5 Business Days before the first Drawdown Date; and

(ii)	a certificate in relation to each Original Obligor incorporated in New Zealand duly signed by two directors of the Original Obligor (if the Original Obligor has more than one director) or by the director of the Original Obligor (if the Original Obligor has only one director) substantially in a form acceptable to BNZ and dated not earlier than 5 Business Days before the first Drawdown Date; and

(b)	(Finance Documents) each Finance Document duly executed by each party to that document;

(c)	(Material Documents) (except for the constitution of each Obligor that is a corporation) a copy of each Material Document duly executed by each party to that document;

(d)	(Taxes and registration) evidence that each Finance Document and each Material Document:

(i)	which is registrable is in registrable form and is accompanied by all executed documents necessary to register them in each relevant jurisdiction; and

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(ii)	has had all Taxes paid on it or, if not already paid, evidence that sufficient immediately available and transferable funds have been provided to NAB to enable the payment of any Taxes chargeable on it, together with all executed documents (including, where relevant, a statutory declaration regarding the location and value of assets) necessary to effect due payment of those Taxes;

(e)	(Client Identification Checks) all documents and other information that NAB requires to enable NAB to complete any Client Identification Checks;

(f)	(structure chart) a diagram showing the structure and ownership arrangements of the APAC Group and the Obligors;

(g)	(valuations) any valuation required by NAB;

(h)	(insurances) a certified copy of any insurance policy required by NAB and evidence that all insurances meet the requirements of the Finance Documents;

(i)	(process agent appointment) evidence of the acceptance of appointment of a process agent located in Australia for each Obligor incorporated or located outside Australia; and

(j)	(enquiries and searches) the results of NAB’s enquiries and searches.

3.2	Further conditions precedent

NAB will only be required to provide a Drawing under a Facility if the following conditions are met:

(a)	if a Drawdown Notice or Utilisation Request (however described) is required to be delivered in accordance with the Specific Conditions (or separate terms and conditions) for that Facility, NAB has received a Drawdown Notice or Utilisation Request (as applicable) completed and signed by the relevant Borrower;

(b)	the proposed Drawdown Date is a date during the Availability Period for that Facility and the provision of the Drawing will not cause the Balance Owing for that Facility (when aggregated with the amount of the proposed Drawing) to exceed the Facility Limit for that Facility;

(c)	on the date of any Drawdown Notice or Utilisation Request and on the proposed Drawdown Date:

(i)	no Default, Change of Control or Review Event is, in NAB’s opinion, continuing or would result from the proposed Drawing being provided; and

(ii)	each representation and warranty set out in clause 8.1 (Representations and Warranties) is correct and not misleading by reference to the then current facts and circumstances subsisting on each of those dates;

(d)	all Costs due and payable to NAB as at the Drawdown Date under any Finance Document have been paid or will be paid out of the Drawing;

(e)	each document listed as a “Specified Document” in the Schedule or any other conditions precedent specified in, or required under, any Finance Document have been satisfied or delivered (as the case may be) to NAB, each in form and substance satisfactory to NAB;

(f)	any other document, opinion or assurance which NAB requires in connection with the entry into, delivery (if applicable) and performance of the transactions contemplated by, or for the validity and enforceability of, any Finance Document has been delivered to NAB, each in form and substance satisfactory to NAB; and

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(g)	NAB has received, in form and substance satisfactory to it, all other information requested by NAB in accordance with each Finance Document.

3.3	Certification of copies

Unless otherwise required by NAB, each document specified in respect of an Obligor in clause 3.1 (Initial conditions precedent) or clause 3.2 (Further conditions precedent) must be an original.  If NAB requires a certified copy of a document, the copy must be certified by a director or secretary of that Obligor as true and complete as at a date no earlier than 5 Business Days before the first Drawdown Date.

4.	Repayment

(a)	Each Borrower of a Facility must, in respect of that Facility, repay:

(i)	each Drawing in the manner set out in the Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility; and

(ii)	on demand, any amount by which the Balance Owing exceeds the Facility Limit,

together with accrued interest calculated in accordance with the applicable Specific Conditions or, if no Specific Conditions apply, in accordance with the separate terms and conditions applying to that Facility on the amount referred to in clauses (i) or (ii) (as the case may be).

(b)	Each Borrower of a Facility must repay the Amount Owing in respect of the Facility on its Termination Date.

5.	Cancellation and Prepayment

5.1	Cancellation

(a)	A Borrower of a Facility may, in respect of that Facility, cancel the whole or any part of a Facility in accordance with the Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility.

(b)	NAB may cancel, without notice to the Borrower, each Available Facility on the last day of the relevant Availability Period.

(c)	NAB may otherwise cancel a Facility in accordance with the Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility.

5.2	Prepayment

(a)	A Borrower of a Facility may, in respect of that Facility, prepay the whole or any part of the Balance Owing under that Facility in accordance with the Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility.

(b)	A Borrower of a Facility must, in respect of that Facility, prepay the Balance Owing under that Facility in the amounts and at the times specified under the heading “Mandatory Prepayment” in the Schedule.

5.3	Illegality

If NAB determines that it is or will become unlawful (or impossible in practice as a result of a change in law) in any jurisdiction for NAB to perform any of its obligations under this document or to fund or maintain any Drawing or part of a Facility:

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(a)	NAB will promptly notify the relevant Borrower upon becoming aware of that event;

(b)	the Facility will be immediately cancelled; and

(c)	the relevant Borrower must prepay the Amount Owing on the date specified by NAB in its notice.

5.4	Restrictions

Unless otherwise specified in this document:

(a)	no amount cancelled may be subsequently reinstated;

(b)	any prepayment under this document must be made together with:

(i)	accrued interest on the amount prepaid calculated in accordance with the applicable Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility; and

(ii)	the Economic Costs and fees incurred in relation to the prepayment (if any); and

(c)	no Borrower may reborrow any part of a Facility that is prepaid.

6.	Interest

6.1	Interest

Each Borrower of a Facility must, in respect of that Facility, pay interest on the Balance Owing in accordance with the Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility.

6.2	Default Interest

(a)	If a Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest will accrue on the overdue amount from the due date up to and including the date of actual payment (both before and after judgment) at the Default Interest Rate.

(b)	If a Borrower exceeds a Facility Limit (even where NAB has approved the excess), NAB may charge, and the Borrower must pay, interest on the excess at the Default Interest Rate at the end of each day that an excess exists.

(c)	Default interest is:

(i)	for a Facility where interest is ordinarily debited from an account or accounts under that Facility, added to the Balance Owing for that Facility on each date on which interest is debited for that Facility;

(ii)	for any other Facility, at NAB’s discretion, added to the overdue amount monthly and when the overdue amount is paid, or debited from the Nominated Account for that Facility (or, if permitted by this document, any other account held by the Borrower) on each date on which interest is debited for that Facility, unless NAB otherwise specifies; or

(iii)	for any other amount payable under a Finance Document that is not in respect of a particular Facility, payable at such time as NAB selects.

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7.	Partners, responsible entities and trustees

7.1	Partners

If, at any time, there is a Partnership, the terms and conditions set out in the Partnership Provisions apply to the relevant Obligor which is a Partner of that Partnership.

7.2	Responsible Entities

If, at any time, there is a Scheme, the terms and conditions set out in the Responsible Entity Provisions apply to the relevant Obligor which is the Responsible Entity of that Scheme.

7.3	Trustees

If, at any time, there is a Trust, the terms and conditions set out in the Trust Provisions apply to the relevant Obligor which is a Trustee of that Trust.

8.	Representations and Warranties

8.1	Representations and Warranties

Each Obligor makes the following representations and warranties on the date of this document:

(a)	(incorporation) each Obligor (other than an Obligor who is a natural person) is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation and is capable of suing and being sued;

(b)	(power) each Obligor has full power, authority and legal right to own its assets and carry on its current and contemplated business;

(c)	(binding obligations) subject to any necessary stamping and registration requirements, equitable principles and laws generally affecting creditors’ rights, the obligations expressed to be assumed by each Obligor in each Transaction Document to which it is expressed to be a party are legal, valid, binding and enforceable obligations;

(d)	(no conflict) the execution, delivery (if applicable) and performance by each Obligor of each Transaction Document to which it is expressed to be a party and the transactions contemplated by those Transaction Documents do not and will not conflict with or violate:

(i)	any law applicable to it;

(ii)	any Material Document; or

(iii)	any agreement or instrument binding upon it or any of its assets in any material respect,

and, excluding the Finance Documents, in each case, do not and will not:

(i)	create or impose any Encumbrance; or

(ii)	entitle a person to accelerate or cancel an obligation relating to Financial Indebtedness or constitute a default, cancellation event, prepayment event or similar event (however described) under any agreement relating to Financial Indebtedness whether immediately or after notice or lapse of time or both;

(e)	(power and authority) each Obligor has full power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, delivery (if applicable) and performance of, each Transaction Document to which it is expressed to be a party and the transactions contemplated by those Transaction Documents;

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(f)	(Authorisations) all Material Authorisations have been obtained and are in full force and effect;

(g)	(benefit) each Obligor benefits by entering into and performing its obligations under each Transaction Document to which it is expressed to be a party;

(h)	(Information, projections and disclosure):

(i)	all Financial Statements, accounts, reports and any other information in connection with each Transaction Document to which it is expressed to be a party and the transactions contemplated by those Transaction Documents which have been furnished to NAB are true and accurate and not misleading (whether by its inclusion or by omission of other information);

(ii)	any financial projections provided by, or on behalf of, it, the APAC Group or the Obligors, have been prepared by appropriately qualified persons and in good faith on the basis of recent historical information and on the basis of reasonable assumptions; and

(iii)	each Obligor has disclosed all information and documents relating to it, its assets, each Transaction Document to which it is expressed to be a party and the transactions contemplated by each of them, which are material to NAB’s decision to enter into the Finance Documents;

(i)	(no default):

(i)	no Event of Default is continuing; and

(ii)	no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on any Obligor, or to which its assets are subject, which could have a Material Adverse Effect;

(j)	(solvency) no Insolvency Event has occurred in respect of any Obligor;

(k)	(undisclosed relationships) except as disclosed to and agreed by NAB in writing, it has not entered into any other Transaction Document, and no Obligor holds any property:

(i)	as a trustee;

(ii)	as a partner of a partnership;

(iii)	as a responsible entity of any Registered Scheme;

(iv)	as an agent of an undisclosed principal; or

(v)	in any other capacity for the benefit of any person;

(l)	(Authorised Officers) any person specified as an Authorised Officer of an Obligor is authorised to sign any requests and other notices on its behalf and do all other things contemplated by the Transaction Documents to which it is expressed to be a party;

(m)	not used;

(n)	(investigation by Agency) no investigation by any Agency into all or part of the affairs of any Obligor is current in circumstances which could have a Material Adverse Effect;

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(o)	(no immunity) no Obligor has, and no assets of any Obligor have immunity from the jurisdiction of a court or from legal process;

(p)	(Financial Statements):

(i)	the most recent Financial Statements (consolidated as required under applicable law) provided to NAB under, or in contemplation of, this document were prepared in accordance with GAAP consistently applied unless expressly disclosed to the contrary in those Financial Statements;

(ii)	the most recent Financial Statements (consolidated as required under applicable law) provided to NAB under, or in contemplation of, this document give a true and fair view of:

(A)	the financial position (including actual and contingent liabilities) of the relevant entities on a consolidated basis as at the date to which the Financial Statements relate; and

(B)	the performance of those entities during the accounting period to which the Financial Statements relate; and

(iii)	there has been no material adverse change in the business or financial condition of any of the relevant entities since the last day of that accounting period to which the Financial Statements referred to in clauses (i) and (ii) relate;

(q)	(tax consolidation):

(i)	no Obligor is a member of a Tax Consolidated Group, other than a tax consolidated group comprising only members of the APAC Group for which Hudson Highland (APAC) Pty Ltd is the head company or such other tax consolidated group as disclosed to and consented to by NAB in writing; and

(ii)	if an Obligor is a member of a Tax Consolidated Group, each member of the Tax Consolidated Group is a party to a TSA and a TFA;

(r)	(cross-guarantee) no Obligor has executed, and no Obligor is currently seeking approval from ASIC to execute, a Deed of Cross Guarantee;

(s)	(Taxes) each Obligor has complied with all laws in relation to Tax in all jurisdictions in which it is subject to Taxes and has paid all Taxes due and payable by it except those which are Contested Taxes;

(t)	(insurances) all insurances required under the Finance Documents are in effect and current and meet the requirements of the Finance Documents, no Obligor has made any material misrepresentation or omission to its insurers and no Obligor is aware of any reason why any of the insurance policies may be terminated or why any insurers may refuse to pay a claim when made;

(u)	(ownership) except where it has entered into a Finance Document or a Material Document in its capacity as Trustee or as Responsible Entity, each Obligor is the legal and beneficial owner of, and has good right and title to, all of its assets free from any Encumbrance other than a Permitted Encumbrance;

(v)	(Security Documents) each Security Document is in full force and effect and the Encumbrance created under it has the priority contemplated in the Security Document;

(w)	(Financial Indebtedness) no Financial Indebtedness subsists other than Permitted Financial Indebtedness;

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(x)	(no benefit to related party) the execution and delivery by each Obligor of the Transaction Documents to which it is expressed to be a party, and the participation by it in any transaction in connection with the Transaction Documents to which it is expressed to be a party, will not violate or contravene Chapter 2E of the Corporations Act or any analogous provision in any applicable law of any applicable jurisdiction;

(y)	(Intellectual Property) each Obligor owns, or has the right and license to use, all Intellectual Property necessary for the conduct of its business;

(z)	(Marketable Securities) except as disclosed to and approved in writing by NAB, all Marketable Securities which are Encumbered Property are fully paid and there is no agreement, arrangement or understanding under which further Marketable Securities with rights of conversion to shares in any Obligor may be issued to any person; and

(aa)	(other) each other representation or warranty (if any):

(i)	set out, or as amended by any other provision, in this document; and

(ii)	set out in each other Transaction Document to which it is expressed to be a party,

is true and correct.

8.2	Reliance and Repetition

(a)	NAB has entered into each Finance Document to which it is expressed to be a party in reliance on the representations and warranties in this document and the other Finance Documents. The representations and warranties survive execution and delivery of the Finance Documents and the provision of financial accommodation under them.

(b)	Each representation and warranty contained in a Finance Document is deemed to be repeated by each Obligor on:

(i)	the date of each request for financial accommodation;

(ii)	each Drawdown Date;

(iii)	the last day of each Interest Period and Pricing Period (if applicable);

(iv)	the date of each Compliance Certificate;

(v)	the date on which any Amount Owing is paid to NAB; and

(vi)	in the case of an Additional Obligor, the date on which the entity becomes (or it is proposed that the entity becomes) an Additional Obligor,

by reference to the current facts and circumstances subsisting on that date.

9.	Undertakings

Each Obligor undertakes to:

(a)	(notification) notify NAB immediately on becoming aware of:

(i)	any event which constitutes a Default (and the steps, if any, being taken to remedy it);

(ii)	any breach of, or default under, any Material Document to which it is expressed to be a party;

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(iii)	any intention by it to exercise any right, power or remedy under any Material Document to which it is expressed to be a party as a consequence of any default under the Material Document;

(iv)	any change in the Authorised Officers of any Obligor accompanied by the names, titles and specimen signatures of any new Authorised Officers;

(v)	any Obligor changing its contact details for communications;

(vi)	the details of any material litigation, arbitration, administrative or regulatory proceedings relating to it or any member of the APAC Group or of any material labour or industrial relations dispute affecting it or any member of the APAC Group which is current, pending or, to its knowledge, likely or threatened;

(vii)	any change (actual or proposed) to ownership arrangements of any Obligor;

(viii)	any Obligor:

(A)	seeking the approval of ASIC in respect of, or executing, any Deed of Cross Guarantee; or

(B)	amending or terminating a Deed of Cross Guarantee;

(ix)	any proposal by any Agency to revoke or materially amend any Material Authorisation;

(x)	the occurrence of any event or circumstance which has or is likely to have a Material Adverse Effect; and

(xi)	any Obligor creating or acquiring or intending to create or acquire a Subsidiary;

(b)	(information) provide NAB immediately with:

(i)	all documents (including reports, accounts, notices and circulars) despatched by an Obligor to its creditors generally (or any class of them) at the same time as they are despatched (but only to the extent that such documents contain information regarding the financial condition of that Obligor);

(ii)	such further information regarding the financial condition, business and operations of any Obligor as NAB may reasonably request; and

(iii)	all material notices received by any Obligor from any Agency regarding matters which could have a Material Adverse Effect;

(c)	(Authorisations):

(i)	do all that is necessary to maintain in full force and effect any Material Authorisation; and

(ii)	not do anything which would prevent the prompt renewal of any Authorisation or cause it to be renewed on less favourable terms;

(d)	(comply with laws) comply with all laws to which it or its assets are subject;

(e)	(change of business) ensure, and procure that, no significant change is made to the general nature of the business of any Obligor from that carried on at the date of this document;

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(f)	(negative pledge) not create or permit to subsist any Encumbrance over any of its assets other than a Permitted Encumbrance;

(g)	(acquisition subject to Encumbrance) except with the prior written consent of NAB, not acquire any asset which is subject to an Encumbrance or which becomes the subject of an Encumbrance on its acquisition;

(h)	(disposals) not enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, license, transfer, grant an interest over, part with possession of or otherwise dispose of any asset or any interest in any asset other than a Permitted Disposal;

(i)	(mergers) not enter into any amalgamation, demerger, merger or corporate reconstruction except a solvent amalgamation or a reconstruction on terms pre-approved by NAB in writing;

(j)	(insurances):

(i)	take out and maintain insurances with an independent and reputable insurer in the manner and to the extent stipulated by NAB or, if not stipulated by NAB, for the amounts and against risks which are in accordance with prudent business practice having regard to the nature of the business, assets and operations of the Obligors (including all insurances required by applicable law);

(ii)	take out and maintain any further insurances as NAB may reasonably request;

(iii)	disclose to each insurer all facts which are material to the insurer’s risk and comply with its obligations of utmost good faith to the insurer;

(iv)	ensure that no material alteration is made to any policy, except with NAB’s prior written consent;

(v)	ensure that each policy expressly notes NAB’s interests and, if required by NAB, names NAB as the sole loss payee;

(vi)	as soon as practicable notify NAB if an event occurs which permits an insurance claim to be made or if an insurance claim is made or refused; and

(vii)	promptly produce evidence satisfactory to NAB of current insurance cover (including a certified copy of each policy and schedule, certificate of currency or any variation made) or other details whenever NAB asks;

(k)	(incurring Financial Indebtedness) not incur or permit to subsist any Financial Indebtedness other than Permitted Financial Indebtedness;

(l)	(providing Financial Indebtedness) not be a creditor in respect of any Financial Indebtedness, other than Financial Indebtedness:

(i)	provided to a Borrower or a Guarantor;

(ii)	provided with the prior written consent of NAB;

(iii)	provided to allow its customers to acquire goods or services on extended terms in the ordinary course of trading; or

(iv)	provided by Hudson Global Resources (Aust) Pty Limited to a member of the APAC Group to support the working capital requirements of the APAC Group’s operations in China, Hong Kong and Singapore (provided such Financial Indebtedness is treated as a loan to a related party, classified as a genuine current receivable and confirmed as a legitimate instrument by Hudson Global Resources (Aust) Pty Limited’s external auditors on an ongoing basis).

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(m)	(Taxes) pay all Taxes due and payable by it (other than Contested Taxes) and Taxes which are due and payable by it after final determination or settlement of a Contested Tax;

(n)	(valuations) for Encumbered Property which is land, pay for any valuation which NAB may obtain at any time from a valuer approved and instructed by NAB, unless:

(i)	NAB has obtained a valuation for that property at an Obligor’s cost within the previous two year period or such longer period as NAB may agree in its absolute discretion; and

(ii)	no Default is subsisting and the valuation does not reveal that a Default is subsisting.

Nothing in this clause prevents NAB from obtaining (at its own cost) any valuation of the Encumbered Property at any time that NAB requires;

(o)	(Financial Statements and other documents to be delivered):

(i)	deliver to NAB within the period stipulated in the Schedule, a copy of the Financial Statements and other documents stipulated in Item 7 of the Schedule;

(ii)	ensure the Financial Statements provided to NAB under this document:

(A)	are certified by a director of the relevant Obligor as giving a true and fair view of the financial position and performance of the relevant Obligor or Group (as the case may be), in the case of financial position, as at the date stated in the Financial Statements, and, in the case of financial performance, for the period specified in the Schedule to which those Financial Statements relate;

(B)	are prepared using GAAP consistently applied;

(C)	give a true and fair view of the financial position and performance of the relevant entities on a consolidated basis, in the case of financial position, as at the date stated in the Financial Statements, and, in the case of financial performance, for the period to which those Financial Statements relate; and

(D)	comply with any other requirement specified in the Schedule; and

(iii)	not change its financial year without the prior written consent of NAB;

(p)	(Compliance Certificate) deliver to NAB a Compliance Certificate with each set of Financial Statements, externally-prepared accounts and management accounts required under this document on the dates specified in item 7 of the Schedule;

(q)	(tax consolidation) in respect of any Obligor that is a member of a Tax Consolidated Group (which has been disclosed to, and agreed to by, NAB in writing), ensure and procure that:

(i)	a TSA and a TFA are maintained in full force and effect;

(ii)	each member of the Tax Consolidated Group complies with the TSA and the TFA; and

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(iii)	the Head Company gives the Australian Taxation Office a copy of the TSA within the period required by section 721-25(3)(b) of the Tax Act if the Australian Taxation Office gives it a notice requiring it to do so;

(r)	(reduction of capital and financial assistance) except with the prior written consent of NAB, not do any of the following:

(i)	redeem, buy-back, defease, retire or repay any of its share capital or resolve to do so;

(ii)	provide any financial assistance in connection with the acquisition of shares in itself or in any of its holding companies or resolve to do so; or

(iii)	do anything analogous to clause (i) or (ii) above;

(s)	(no partnership or joint venture) unless otherwise specified in a Finance Document, not enter into:

(i)	any profit sharing arrangement in relation to any Encumbered Property; or

(ii)	any partnership or joint venture with any other person,

without NAB's prior written consent;

(t)	(arm's length transactions) not enter into any transaction other than on arm’s length terms;

(u)	(APAC Group debt) not release or waive any Financial Indebtedness owed by a member of the APAC Group other than Financial Indebtedness up to a maximum aggregate amount for all Obligors of $250,000;

(v)	(constituent documents) not change its constituent documents without the prior written consent of NAB (such consent not to be unreasonably withheld unless the change could have a Material Adverse Effect);

(w)	(Compliance and enforcement of Material Documents):

(i)	comply with its obligations under each Material Document to which it is expressed to be a party in all material respects;

(ii)	enforce each Material Document to which it is expressed to be a party and exercise its rights, authorities and discretions under those documents prudently and, while a Default is continuing, in accordance with the directions (if any) of NAB; and

(iii)	use its best endeavours to keep the Material Documents valid and enforceable;

(x)	(Variation of Material Documents) not:

(i)	vary in any material respect;

(ii)	avoid, discharge, rescind, release, surrender, terminate (other than by performance) or accept the repudiation of;

(iii)	allow to expire (other than by effluxion of time);

(iv)	do or permit anything which would entitle another party to do anything referred to in clause (ii) in relation to; or

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(v)	expressly or impliedly grant any material waiver, consent, time or indulgence under or in respect of,

a Material Document;

(y)	(Subsidiaries) except with the prior written consent of NAB, not acquire or permit to exist, a Subsidiary (other than a Subsidiary in existence as the date of this document disclosed to, and approved by NAB);

(z)	(further assurances) promptly:

(i)	do all such acts and execute all such documents as NAB may reasonably specify (and in such form as NAB may reasonably require) to:

(A)	enable NAB to exercise its rights under or in connection with each Finance Document;

(B)	bind each Obligor and any other person intended to be bound under a Finance Document;

(C)	enable NAB to register any power of attorney or any similar power;

(D)	perfect each Encumbrance created or intended to be created under the Security Documents or for the exercise of rights or remedies of NAB by or pursuant to any Finance Document or law;

(E)	confer on NAB an Encumbrance over any right, property and asset of the Obligors intended to be conferred by or pursuant to the Security Documents;

(F)	facilitate the realisation of assets, which are, or are intended to be subject of an Encumbrance; and

(G)	demonstrate whether the Obligors are complying with each Finance Document to which they are expressed to be a party; and

(ii)	take all action available to it as may be necessary for the purpose of creation, perfection, protection or maintenance of any Encumbrance conferred or intended to be conferred on NAB by or pursuant to any Finance Document; and

(aa)	(other undertakings or conditions subsequent) comply with each other undertaking or condition subsequent set out, or as amended by any other provision, in this document.

10.	Financial Covenants and Hedging

10.1	Financial Covenants

Each Borrower must comply with the financial covenants set out in the Schedule (if any) and in any other part of this document (if any).

10.2	Accounting Policy

(a)	If, in the reasonable opinion of a Borrower or NAB, any changes to GAAP materially alter the effect of financial covenants referred to in clause 10.1 (Financial Covenants) or the related definitions, NAB will review the relevant covenants and definitions in consultation with the Borrower to determine whether any amendment is required to this document to take into account the change in GAAP so they have an effect comparable to that at the date of this document.

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(b)	The Borrower acknowledges that, notwithstanding clause (a), NAB may determine, in its discretion, that no amendment to this document is required despite the change in GAAP.

10.3	Hedging

Each Obligor must comply with the hedging requirements set out in the Schedule (if any) and in any other part of this document (if any).

11.	Events of Default

11.1	Events and circumstances

Each of the following events or circumstances is an Event of Default:

(a)	(payment default) an Obligor fails to pay any Amount Owing when due and payable to NAB at the place and in the currency in which it is expressed to be payable unless NAB is satisfied that the sole reason for such failure to pay is caused by administrative or technical error in the banking system generally which is beyond the control of that Obligor and payment is made within 2 Business Days after its due date;

(b)	(financial covenants and hedging) an Obligor breaches any of the requirements referred to in clause 10.1 (Financial Covenants) or clause 10.3 (Hedging);

(c)	(other defaults – non-remediable) an Obligor fails to perform and observe any obligation under, or any condition of any waiver or consent by NAB in connection with, any Finance Document to which it is expressed to be a party (other than those referred to in any other paragraph of clause 11.1 (Events and circumstances)) and the failure is not capable of remedy in NAB’s opinion;

(d)	(other defaults – remediable) an Obligor fails to perform and observe any obligation under, or any condition of any waiver or consent by NAB in connection with, any Finance Document to which it is expressed to be a party (other than those referred to in any other paragraph of clause 11.1 (Events and circumstances)) and that failure is capable of remedy but is not remedied within 5 Business Days of NAB giving a notice specifying the failure to the Obligor or that Obligor becoming aware of the failure to comply, whichever is the earlier;

(e)	(representations and warranties) a representation or warranty made or deemed to be repeated by an Obligor to NAB in a Finance Document to which it is expressed to be a party or any other document or information delivered by or on behalf of any Obligor under or in connection with any Finance Document to which it is expressed to be a party is incorrect or misleading when made or deemed to be repeated;

(f)	(cross default):

(i)	any Financial Indebtedness of an Obligor is not paid when due or within any applicable grace period;

(ii)	any Financial Indebtedness of an Obligor or any member of the APAC Group becomes due and payable or is capable of being declared due and payable prior to its specified maturity; or

(iii)	any commitment for any Financial Indebtedness of an Obligor is cancelled or suspended by a creditor of an Obligor as a result of an event of default or change of control (however described);

(g)	(Insolvency Event) an Insolvency Event occurs in relation to an Obligor;

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(h)	(enforcement proceedings) any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset of an Obligor having an aggregate value of at least the Threshold Amount and is not stayed or withdrawn within 5 Business Days;

(i)	(vitiation):

(i)	a provision of a Finance Document is or becomes or is claimed by a party other than NAB to be wholly or partly invalid, void, voidable or unenforceable;

(ii)	it becomes impossible for an Obligor to perform a material obligation under a Finance Document to which it is expressed to be a party; or

(iii)	any party has a right to terminate due to breach or to rescind or avoid all or part of any Finance Document;

(j)	(material adverse change) an event or series of events (whether or not related) occurs which, in NAB’s opinion, could have a Material Adverse Effect;

(k)	(unlawfulness and invalidity) it is or becomes unlawful for an Obligor to perform any of its obligations under any Finance Document to which it is expressed to be a party, or any Finance Document ceases to be in full force and effect or is alleged to be ineffective;

(l)	(repudiation) an Obligor repudiates any Finance Document to which it is expressed to be a party or evidences an intention to repudiate a Finance Document;

(m)	not used;

(n)	(cessation of business) any Obligor ceases or threatens to cease conducting its business, or a material part of it, or substantially changes the nature of its business, without NAB’s prior written consent;

(o)	(investigation) a person is appointed under any law to investigate any part of the affairs of an Obligor or a member of the APAC Group and that investigation could have a Material Adverse Effect;

(p)	(delisting, termination or suspension of listing) if any class of Marketable Securities of, or issued by, an Obligor is listed or quoted on any securities exchange (including the ASX), the listing or quotation of those Marketable Securities is removed from the official list of that securities exchange, is terminated or is suspended and remains suspended for a continuous period of 10 or more trading days;

(q)	(fraud) NAB reasonably believes any Obligor has acted fraudulently;

(r)	(status of Encumbrance):

(i)	any Encumbrance over an asset of an Obligor is enforced or becomes capable of being enforced;

(ii)	NAB loses the priority accorded to it under any Encumbrance created or intended to be created under a Security Document;

(iii)	the value of any Encumbered Property materially decreases (as assessed by NAB);

(iv)	any Agency compulsorily acquires all or a material part of any Encumbered Property, orders the sale or divesture of the Encumbered Property or takes any step for the purposes of doing, or proposes to do, any of those things; or

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(v)	any native title claim is made or is proposed to be made in respect of any Encumbered Property;

(s)	(death or incapacity) in respect of any Obligor that is a natural person, the Obligor dies or is declared by a competent authority to be insane or mentally incapacitated;

(t)	(statutory management) an Obligor is declared at risk pursuant to the Corporations (Investigation and Management) Act 1989 (NZ), or a statutory manager is appointed or a step is taken with a view to any such appointment in respect of it under that Act (including a recommendation by any person to the Financial Markets Authority supporting such an appointment); and

(u)	(other) any other event of default (however described) set out, or as amended by any provision, in this document or in any other Finance Document occurs.

11.2	Consequences of an Event of Default

(a)	If an Event of Default occurs and is continuing then, notwithstanding any other provision of this document, NAB may do any one or more of the following:

(i)	treat all or any part of the Amount Owing as immediately due and payable or declare it to be payable on demand in which case it will be due and payable immediately or on demand, as the case may be;

(ii)	cancel the whole or any part of a Facility or cancel all or any part of any Facility Limit in which case the cancellation will take effect immediately;

(iii)	take any other action that NAB is permitted to take upon the occurrence of an Event of Default:

(A)	under any other Finance Document; and

(B)	in respect of a Facility, as may be set out in the Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility; and

(iv)	exercise its right to appoint consultants under clause 12 (Appointment of Consultants).

(b)	If NAB gives notice to the Borrowers that it has done anything under clause (a), each Borrower must comply with that notice but otherwise must continue to perform its obligations under each Finance Document to which it is expressed to be a party as if the notice had not been given, subject to any contrary directions from NAB.

(c)	The Borrowers must, upon receipt of a notice that, pursuant to clause (a)(i), any part of the Amount Owing is due and payable, immediately pay that part of the Amount Owing declared due and payable within the period specified in the notice or if no period is specified, immediately.

12.	Appointment of Consultants

(a)	If NAB forms the opinion in its absolute discretion that a Default has occurred or that circumstances exist which could lead to a Default occurring, NAB may, and at NAB’s request an Obligor must, engage such accountancy, financial management and other consultants as NAB may nominate to investigate and report to NAB on the financial condition and business affairs of any Obligor and whether each Obligor has complied with each Finance Document to which it is expressed to be a party and to make recommendations to NAB relating to the manner in which the Obligors carry on their business.

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(b)	Any engagement referred to in clause (a) (whether by NAB or an Obligor) will be at the Obligors’ cost, and NAB may exercise its sole discretion to debit those costs from any account of an Obligor. The Obligor must pay to NAB immediately on demand any amount so debited.

(c)	Each Obligor agrees to provide all assistance and information required by the consultants (including making all financial records available and giving access to all premises and records) to enable the consultants to conduct their examination promptly, completely and accurately.

(d)	No Obligor is obliged to accept the recommendations of any consultant, and NAB will assume no liability with respect to any actions an Obligor takes, or does not take, as a result of those recommendations.

13.	Change of Control

If:

(a)	a person or group of persons acting in concert:

(i)	become in a position to cast more than 50.1% of the maximum number of votes that might be cast at a general meeting of Hudson Parent; or

(ii)	hold more than 50.1% of the issued share capital of Hudson Parent; or

(b)	any Obligor ceases to be (whether directly or indirectly) a wholly owned Subsidiary of Hudson Parent,

the Borrowers must promptly notify NAB upon becoming aware of that event and NAB may (in its absolute discretion):

(c)	review pricing in respect of any Facility in accordance with clause 14 (Review); and/or

(d)	by giving written notice to the Borrowers:

(i)	cancel the whole or any part of a Facility whereupon it will be immediately cancelled; and

(ii)	declare that all or any part of the Amount Owing is due and payable on the date specified in NAB’s written notice whereupon it will be due and payable on the specified date.

14.	Review

14.1	Pricing Review Events

(a)	NAB has the right to review the pricing applicable to a Facility (Pricing Review):

(i)	at any time if NAB reasonably believes that there is a Default; or

(ii)	as permitted under clause 13 (Change of Control).

(b)	NAB may request a Borrower to provide information in connection with a Pricing Review and the Borrower must provide such information as soon as possible following receipt of the request.

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14.2	Consequences of a Pricing Review

(a)	Following a Pricing Review, NAB may, by giving written notice (including by way of revised terms and conditions for any Facility or by way of a revised Fees Guide) to the Borrowers and/or by way of publication on NAB’s website and/or advertisement in the local or national press:

(i)	introduce a new fee, charge or premium or change an existing fee, charge or premium (including its amount, the way in which it is calculated and when it is charged); and

(ii)	change the interest rate or yield rate applicable to a Facility including by changing or introducing a margin (including by making the margin positive or negative), or substituting a different indicator rate for the relevant indicator rate (except where the rate is a fixed rate).

(b)	Where NAB gives the Borrowers notice under clause (a) by way of advertisement in the local or national press or by way of publication on NAB’s website, NAB will also endeavour to directly notify the Borrowers of the change although NAB will not be precluded from charging the new or adjusted pricing if it does not directly notify the Borrowers.

(c)	An introduction or change of a matter specified in clause (a) takes effect on:

(i)	the date specified in the relevant notice to the Borrowers; and/or

(ii)	on the date specified in the relevant advertisement in the local or national press or in the publication on NAB’s website.

14.3	Pricing Review Fee

(a)	A review fee is payable to NAB immediately upon demand in respect of each Pricing Review in the amount set out in the relevant Details.

(b)	NAB may exercise its sole discretion to debit the review fee from any account of a Borrower. The Borrower must pay to NAB immediately on demand any amount so debited.

14.4	Review Event

Each Borrower must promptly notify NAB after it becomes aware that a Review Event has occurred.

14.5	Review Event Consequences

(a)	Following the occurrence of a Review Event, the Obligors and NAB must enter into negotiations for a period of not less than the Negotiation Period, with a view to agreeing terms on which NAB would be prepared to offer to provide, fund or maintain all or any of the Facilities.

(b)	If agreement is reached, the Obligors must do all acts and execute all documents as NAB requires to document, or to protect, preserve or secure NAB’s rights and interests under, such agreement.

(c)	If agreement is not reached within the Negotiation Period or if (in the opinion of NAB) any of the Obligors does not do all acts and execute all documents as NAB requires to document, or to protect, preserve or secure for NAB’s rights and interests under, any agreement, NAB may by giving written notice to the Borrowers:

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(i)	cancel the whole or any part of a Facility whereupon it will be immediately cancelled; and

(ii)	declare that all or any part of the Amount Owing is due and payable whereupon it will be due and payable within the Mandatory Prepayment Period.

(d)	If the Borrowers fail to prepay all amounts payable under clause (c) within the Mandatory Prepayment Period, that failure will constitute an Event of Default and NAB may exercise any of its rights set out in clause 11.2 (Consequences of an Event of Default)

15.	Open Treasury Transactions

If any Facility is terminated or cancelled in full or in part or if any part of the Balance Owing in respect of any Facility is permanently prepaid or repaid or if any part of the Balance Owing in respect of any Facility becomes repayable before its stated maturity date for any reason and if at that time there are any treasury related transactions in existence between NAB and any Borrower (Open Positions) then:

(a)	NAB may close out the Open Positions, by entering into opposite positions for the balance of the unexpired term, or by such other means as may be usual in the relevant market, and any such close out must be at market rates prevailing at the time;

(b)	any Costs incurred by NAB in closing out Open Positions under clause (a) must be paid by the relevant Borrower to NAB immediately upon demand by NAB;

(c)	any gain derived by NAB in closing out Open Positions under clause (a) will be credited to the relevant Borrower and set off against the Amount Owing by the relevant Borrower; and

(d)	NAB will give the relevant Borrower reasonable particulars of the manner of close out of the Open Positions and the basis of calculation of any amounts payable by or to the relevant Borrower arising from that close out.

16.	Costs and Taxes

16.1	Bank’s Costs

Each Borrower must pay to NAB immediately upon demand all Costs and Taxes of any nature incurred by NAB in connection with:

(a)	the negotiation, preparation, execution, delivery, stamping, registration, completion, amendment, release and discharge of each Finance Document or the provision of any Drawing (whether payable directly or otherwise paid by NAB and regardless of the date on which it is due, payable and/or paid);

(b)	preparing, registering and maintaining any financing statement or financing change statement (each as defined in the PPSA or the NZ PPSA, as the context requires) in relation to a Security Document, or taking any other action that in NAB’s opinion is necessary under clause 1.6;

(c)	the consideration and grant of any request for consent, approval or waiver by NAB under any Finance Document regardless of whether or not NAB gives the consent, approval or waiver sought;

(d)	the preservation, exercise, enforcement or waiver of any power, right or remedy under any Finance Document, taking (or considering, preparing or attempting to take) any action in connection with any Finance Document or in connection with anything referred to in clause 23.1(d); and

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(e)	any enquiry from an Agency involving an Obligor,

including:

(f)	all Costs and Taxes of any nature incurred in connection with the remuneration of any administrator or Controller or similar persons appointed by NAB or anything done by any such persons appointed; and

(g)	any administration costs of NAB in relation to the matters described in clause (c).

16.2	Obligors’ Costs

Without prejudice to clauses 12(b) and 14.3(b), each Obligor will be responsible for all of its own costs and expenses in connection with the Finance Documents and the transactions contemplated by those documents.

17.	Fees

(a)	The Borrowers must pay to NAB the fees specified in the Schedule, at the times specified in the Schedule.

(b)	In addition to the fees set out in the Schedule, the Borrowers must pay to NAB the other fees specified in the Details, the Specific Conditions (or, if none, the separate terms and conditions applying to a Facility) and the Fees Guide, in the manner and at the times specified in those documents.

(c)	If a Balance Owing exceeds the relevant Facility Limit for any reason (even where NAB has approved the excess), fees may apply as detailed in the relevant Fees Guide.

(d)	Unless otherwise agreed, fees are not charged on a pro-rata basis and, once incurred, charged or paid (as the case may be) are non-refundable in whole or in part.

(e)	Fees that are payable when an event occurs may be debited when, or after, that event occurs and periodic fees (such as Service Fees) may be debited at any time during, or after, the period to which they relate.

18.	Payments

(a)	Subject to the Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to a Facility, all payments due by a Borrower to NAB must be made on the due date (or if no due date is specified, then on demand by NAB) unless such payment is due on a day that is not a Business Day in which case payment must be made on the next Business Day.

(b)	All payments must be made in immediately available cleared funds and without set-off or counter-claim, and be free and clear of any deduction or withholding, unless required by law.

(c)	If a deduction or withholding is required by law, the relevant Borrower must:

(i)	make that deduction and/or withholding, pay such amount in full to the appropriate Agency and deliver to NAB a copy of the receipt for the payment; and

(ii)	increase its payment to NAB to an amount which will result in NAB receiving (after the deduction or withholding) the full amount which it would have received if no deduction or withholding had been required.

(d)	All payments are payable in Dollars unless otherwise stated.

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(e)	If NAB receives or recovers an amount in a currency other than that in which it is due:

(i)	NAB may convert the amount received or recovered into the due currency (and if necessary convert through other currencies) on such day and at such rates as NAB considers appropriate. NAB may deduct from the amount it receives or recovers its usual costs in connection with the conversion; and

(ii)	the Borrower satisfies its obligation to pay only to the extent of the amount of the due currency obtained from the conversion after deducting conversion costs.

(f)	If NAB is debiting an amount from an account held by a Borrower, and that amount is in a currency other than that of the account, NAB may:

(i)	convert the amount to be debited into the currency of the relevant account (and if necessary convert through other currencies) on such day and at such rates as NAB considers appropriate; and

(ii)	debit from that account the amount so converted, plus the costs of conversion.

The Borrower satisfies its obligation to pay only to the extent of the amount of the due currency obtained from the conversation after deducting conversion costs.

(g)	For the purposes of making payments under this document, a day ends at 4 p.m. in the Governing Law Jurisdiction.

19.	GST

(a)	Unless otherwise specified, all amounts referred to in a Finance Document are exclusive of GST.

(b)	If GST is or will be imposed on any Supply made by NAB under or in connection with a Finance Document to a Recipient, where any amount or consideration (consideration) payable or to be provided by the Recipient under the Finance Document in relation to that Supply is exclusive of GST (GST-exclusive consideration), NAB may:

(i)	increase the consideration payable by an additional amount on account of GST; or

(ii)	otherwise recover from the Recipient an additional amount on account of GST.

(c)	The additional amount on account of GST is to be calculated by multiplying the GST-exclusive consideration for the relevant Taxable Supply by the GST rate prevailing at the time of the Taxable Supply.

(d)	NAB will issue the Recipient with a Tax Invoice prior to seeking payment for the relevant Supply.

(e)	Each Recipient indemnifies NAB against any loss or Costs incurred by NAB as a result of or in connection with NAB not receiving any additional amount on account of GST.

20.	Increased Costs

(a)	Subject to clause (c), each Borrower must, immediately upon demand, pay for the amount of any Increased Costs incurred by NAB or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation or application of) any law; or

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(ii)	compliance with any law,

made after the date of this document including any law with regard to capital adequacy, prudential limits, liquidity, reserve assets, banking or monetary controls or Tax.

(b)	In this document, Increased Costs means:

(i)	a reduction in the rate of return from any Facility or on the overall capital (including as a result of any reduction in the rate of return on capital as more capital is required to be allocated) of NAB or any of its Affiliates;

(ii)	an additional or increased cost to NAB or any of its Affiliates of providing, funding or maintaining a Facility; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by NAB or any of its Affiliates to the extent attributable to NAB or any of its Affiliates funding or performing its obligations under any Finance Document.

(c)	Clause (a) does not apply to the extent any Increased Costs are compensated by the relevant Borrower under clause 18(c).

21.	Economic Costs

(a)	If an Economic Event occurs in relation to a Facility, NAB will determine the amount of Economic Costs incurred or suffered and will notify the relevant Borrower accordingly.

(b)	Each Borrower, in respect of a Facility, must immediately pay to NAB all Economic Costs notified by NAB to the Borrower for payment.

22.	Currency indemnity

22.1	Payments

Each Borrower indemnifies NAB against any Costs incurred by NAB as a result of a failure by an Obligor to pay any amount due under a Finance Document on its due date in accordance with the terms of that Finance Document or in the relevant currency.

22.2	Judgments and orders

(a)	Clause (b) applies if a judgment or order is given by any court or tribunal for the payment of any Amount Owing to NAB under a Facility, or for the payment of damages to NAB in respect of any breach of the terms of a Facility, where that judgment or order is expressed in a currency (the Judgment Currency) which is different from the currency expressed to be payable under this document in relation to the Facility (the Relevant Foreign Currency).

(b)	Each Borrower indemnifies NAB against any deficiency in the amounts received by NAB arising or resulting from any variation between:

(i)	the rate of exchange at which the Relevant Foreign Currency is converted into the Judgment Currency (whether through other currencies or not) for the purpose of the judgment or order; and

(ii)	the rate of exchange at which NAB is able to purchase the Relevant Foreign Currency with the Judgment Currency (whether through other currencies or not) at the time of its receipt by NAB.

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23.	Other Indemnities

23.1	Indemnity for Costs and Taxes

Each Borrower indemnifies NAB against any Costs and Taxes incurred or suffered by NAB as a result of:

(a)	NAB investigating any event or circumstance which it reasonably believes is a Default, a Review Event or a Change of Control;

(b)	the occurrence of any Default, Review Event or Change of Control;

(c)	information produced or approved by or on behalf of an Obligor or any other member of the APAC Group under or in connection with any Finance Document or the transactions contemplated by any Finance Document being or being alleged to be misleading or deceptive in any respect;

(d)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated under any Finance Document;

(e)	NAB acting or relying on any notice, request or instruction (whether in electronic form or otherwise) which it reasonably believes to be genuine, correct and appropriately authorised;

(f)	any indemnity NAB gives a Controller or administrator of any Obligor; and

(g)	NAB terminating, reversing or varying any agreement, arrangement or transaction entered into to hedge, fix or limit its effective cost of providing, funding or maintaining a Facility.

23.2	BNZ Indemnity

As an independent and principal obligation, each Borrower indemnifies NAB against any loss or liability sustained by it or on its behalf, directly or indirectly, under the BNZ Indemnity.

24.	Set-Off

(a)	NAB may, at any time without any demand or notice, combine, consolidate or merge all or any accounts of a Borrower or a Guarantor and may also set off the whole or any part of the Amount Owing against any credit balance in those accounts.

(b)	Each Borrower and each Guarantor irrevocably authorises NAB to do anything necessary for the purpose set out in clause (a) including redeeming and/or appropriating all or any part of any account, deposit or other arrangement between NAB and that Borrower or Guarantor under which NAB may be indebted to that Borrower or Guarantor, even if the balance on any such account and the Amount Owing are not expressed in the same currencies.

(c)	NAB may make any currency conversion it considers necessary or desirable for the purpose set out in clause (a) and clauses 18(e) and 18(f) will apply in relation to any such conversion.

25.	Liability for Regulatory Events

(a)	Each Obligor acknowledges that the Services may be interrupted, prevented, delayed or otherwise adversely affected by a Regulatory Event.

(b)	To the extent permitted by law:

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(i)	NAB is not liable for any loss or expense suffered or incurred by an Obligor or any other person if an event described in clause (a) occurs, irrespective of the nature or cause of that loss, and NAB has no obligation to contest any Regulatory Event or to mitigate its impact on an Obligor or NAB; and

(ii)	each Obligor releases NAB from all liability in connection with any loss incurred by an Obligor or any other person if an event described in clause (a) occurs.

(c)	To the extent that NAB’s liability cannot be excluded, NAB’s liability is limited to the cost of having the Service supplied again.

(d)	NAB may use and disclose to any other financial institution or Agency, any information about any Obligor, or any Affiliate of any Obligor, or the Facilities or the Services, for any purpose which NAB, or any other financial institution, considers appropriate or necessary in connection with any Regulatory Event or the Facilities or the Services and this may result in information being transmitted overseas.

(e)	Each Obligor agrees to provide information to NAB about it, the Facilities, the Services or any person connected with it or the Facilities or the Services on request, and to promptly procure any consents NAB requires to give effect to clause (d).

26.	GUARANTEE AND INDEMNITY

26.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to NAB punctual performance by each Obligor of all that Obligor's obligations under the Finance Documents;

(b)	undertakes with NAB that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document (or anything which would have been due if the Finance Document or the amount was enforceable, valid and not illegal), that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	indemnifies NAB immediately on demand against any cost, loss or liability suffered by NAB if any obligation guaranteed by it (or anything which would have been an obligation guaranteed by it if not unenforceable, invalid or illegal) is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which NAB would otherwise have been entitled to recover.

Each of paragraphs (a), (b) and (c) is a separate obligation. None is limited by reference to the other.

26.2	Continuing guarantee

This guarantee, undertaking and indemnity is a continuing guarantee, undertaking and indemnity and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

26.3	Reinstatement

If any payment to or any discharge, release or arrangement given or entered into by NAB (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced for any reason (including as a result of insolvency, breach of fiduciary or statutory duties or any similar event):

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(a)	the liability of each Obligor shall continue and any such security shall be reinstated as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	NAB is entitled to recover the value or amount of that security or payment from each Obligor as if the payment, discharge, avoidance or reduction had not occurred.

26.4	Waiver of defences

The obligations of each Guarantor under this clause will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause (without limitation and whether or not known to it or NAB) including:

(a)	any time, waiver or other concession or consent granted to, or composition with, any Obligor or other person;

(b)	the release or resignation of any other Obligor or any other person;

(c)	any composition or arrangement with any creditor of any Obligor or other person;

(d)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(f)	any amendment, novation, supplement, extension, reinstatement or replacement of a Finance Document or any other document or security (however fundamental and whether or not more onerous) including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document;

(g)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(h)	any set off, combination of accounts or counterclaim;

(i)	any insolvency or similar proceedings; or

(j)	this document or any other Finance Document not being executed by or binding against any other Obligor or any other party.

References in clause 26.1 to obligations of an Obligor or amounts due will include what would have been obligations or amounts due but for any of the above, as well as obligations and amounts due which result from any of the above.

26.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring NAB to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

26.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, NAB may:

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(a)	refrain from applying or enforcing any other moneys, security or rights held or received or recovered (by set-off or otherwise) by NAB (or any trustee or agent on its behalf) in respect of those amounts, or appropriate apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	without limiting paragraph (a), refrain from applying any moneys received or recovered (by set-off or otherwise) from any Guarantor on account of any Guarantor's liability under this clause in discharge of that liability, and claim or prove against anyone in respect of the full amount owing by the Obligors.

26.7	Deferral of Guarantors' rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless NAB otherwise directs, no Guarantor will:

(a)	exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(i)	to be indemnified by an Obligor;

(ii)	to claim any contribution from any other guarantor of or provider of security for any Obligor's obligations under the Finance Documents;

(iii)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of NAB under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by NAB;

(iv)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under clause 26.1; or

(v)	to exercise any right of set off against any Obligor;

(b)	in any form of administration of an Obligor (including liquidation, winding up, bankruptcy, voluntary administration, dissolution or receivership or any analogous process) prove for or claim, or exercise any vote or other rights in respect of, any indebtedness of any nature owed to it by the Obligor.

26.8	Trust

If, in any form of administration of an Obligor (including liquidation, winding up, bankruptcy, voluntary administration, dissolution or receivership or any analogous process), a Guarantor receives any sum in respect of any indebtedness of any nature owed to it by the Obligor, it will hold on trust for NAB so much of that sum as does not exceed the amount which may be or become payable to NAB under or in connection with the Finance Documents. It will promptly pay it to NAB.

26.9	Additional security

This guarantee, undertaking and indemnity is in addition to and is not in any way prejudiced by any other guarantee, undertaking and indemnity or security now or subsequently held by NAB.

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27.	Power of Attorney

(a)	Each Obligor (for consideration received) irrevocably appoints NAB and each authorised officer or Controller appointed by NAB (each an Attorney) severally as its attorney for the purposes set out in clause (b).

(b)	In addition to doing anything which in the reasonable opinion of an Attorney is necessary or expedient for securing or perfecting this document and any Encumbrance created under a Security Document at any time, the Attorney may, after the occurrence of an Event of Default, do any of the following:

(i)	execute and deliver all documents: and

(ii)	do all things,

which are necessary or desirable to give effect to each Finance Document or a transaction contemplated by a Finance Document.

(c)	The Attorney may for the purposes of clause (b), appoint or remove any substitute or delegate or sub-attorney.

(d)	Each Obligor agrees to ratify anything done by its Attorney for the purposes of clause (b).

28.	Assignment and Changes to the Obligors

28.1	Assignments and transfers by NAB

(a)	NAB may assign any of its rights or novate, sub-participate, sell-down or transfer by whatever form or otherwise deal with any or all of its rights and obligations under any Finance Document without the consent of, or notice to, any Obligor.

(b)	If an Event of Default occurs then, NAB may (but is not obliged to), from time to time, separate and sever any of its rights (or any part of any of its rights) described in a notice given by NAB to the Obligors from its other rights and obligations under any Finance Document. Any such notice is effective from the time of delivery so that:

(i)	the rights and obligations described in the notice are independent from, and may be assigned (including at law), novated, sub-participated, sold-down, transferred or otherwise dealt with separately from, any other rights and obligations of NAB under that Finance Document;

(ii)	the rights and obligations described in the notice may be exercised differently from any other rights and obligations of NAB under that Finance Document; and

(iii)	the Amount Owing in respect of those rights may be calculated separately from the other Amount Owing.

28.2	Assignments and transfers by Obligors

No Obligor may assign its rights or novate its obligations or otherwise deal with its rights and obligations under any Finance Document without NAB’s prior written consent.

28.3	Additional Borrowers

(a)	A Borrower may request that any of its wholly-owned Subsidiaries becomes an Additional Borrower. That Subsidiary may become an Additional Borrower only if:

(i)	NAB approves the addition of that Subsidiary;

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(ii)	the Borrower delivers to NAB an Accession Letter, duly completed and executed by the Borrower and the Subsidiary, whereby the Subsidiary accedes as both an Additional Borrower and (unless the Subsidiary is already a Guarantor) an Additional Guarantor;

(iii)	the Borrower confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)	NAB has received all of the documents and other evidence listed in Annexure 6 (Conditions precedent required to be delivered by an Additional Obligor) in relation to that Additional Borrower, each in form and substance satisfactory to NAB.

(b)	If NAB accepts and executes the Accession Letter and notifies the Borrower, the Subsidiary becomes an Additional Borrower with effect on and from the date specified in the Accession Letter and is bound by the terms of this document.

28.4	Additional Guarantors

(a)	A Borrower may request that any of its wholly-owned Subsidiaries becomes an Additional Guarantor. That Subsidiary may become an Additional Guarantor only if:

(i)	NAB approves the addition of that Subsidiary;

(ii)	the Borrower delivers to NAB a duly completed and executed Accession Letter executed as a deed by the Borrower and the Subsidiary whereby the Subsidiary accedes as an Additional Guarantor; and

(iii)	NAB has received all of the documents and other evidence listed in Annexure 6 (Conditions precedent required to be delivered by an Additional Obligor) in relation to that Additional Guarantor, each in form and substance satisfactory to NAB.

(b)	If NAB accepts and executes the Accession Letter and notifies the Borrower, the Subsidiary becomes an Additional Guarantor with effect on and from the date specified in the Accession Letter and is bound by the terms of this document.

28.5	Additional Personal Guarantors

(a)	A Borrower may request that a person becomes an Additional Personal Guarantor. That person shall become an Additional Personal Guarantor if:

(i)	NAB approves the addition of that person;

(ii)	the Borrower delivers to NAB a duly completed and executed Accession Letter executed as a deed by the Borrower and the person whereby the person accedes as an Additional Personal Guarantor; and

(iii)	NAB has received all of the documents and other evidence listed Annexure 6 (Conditions precedent required to be delivered by an Additional Obligor) in relation to that Additional Personal Guarantor, each in form and substance satisfactory to NAB.

(b)	If NAB accepts and executes the Accession Letter and notifies the Borrower, the person becomes an Additional Personal Guarantor with effect on and from the date specified in the Accession Letter and is bound by the terms of this document.

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28.6	Resignation of a Guarantor

(a)	A Borrower may request that a Guarantor ceases to be a Guarantor by delivering to NAB a duly completed and executed Resignation Letter.

(b)	If NAB (in its absolute discretion) accepts and executes the Resignation Letter and notifies the Borrower of its acceptance of the Resignation Letter, the Guarantor shall cease to be a Guarantor with effect on and from the date specified in the Resignation Letter and shall have no further rights or obligations as a Guarantor under the Finance Documents.

28.7	Resignation of a Personal Guarantor

(a)	A Borrower may request that a Personal Guarantor ceases to be a Personal Guarantor by delivering to NAB a duly completed and executed Resignation Letter.

(b)	If NAB (in its absolute discretion) accepts and executes the Resignation Letter and notifies the Borrower of its acceptance of the Resignation Letter, the Personal Guarantor shall cease to be a Personal Guarantor with effect on and from the date specified in the Resignation Letter and shall have no further rights or obligations as a Personal Guarantor under the Finance Documents.

28.8	Repetition of representations

Delivery of an Accession Letter constitutes confirmation by the proposed Additional Obligor that the representations and warranties in this document are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

28.9	Accession Letters and Resignation Letters

For each Accession Letter or Resignation Letter, each Obligor for valuable consideration irrevocably appoints each Borrower to execute the Accession Letter or Resignation Letter on its behalf.

29.	Confidentiality

(a)	Each party agrees that no party will disclose to an Interested Person, or any other person at the request of an Interested Person, any information of the kind described in section 275(1) of the PPSA or 177 of the NZ PPSA unless allowed or required by law.

(b)	Each Obligor agrees that it will not authorise the disclosure of any information of the kind described in section 275(1) of the PPSA or 177 of the NZ PPSA.

(c)	Each party agrees not to disclose information provided by the other party (including the existence or contents of this document) except:

(i)	to officers, employees, legal and other advisers and auditors of an Obligor, NAB or a Receiver;

(ii)	with the consent of the other party (who must not unreasonably withhold their consent);

(iii)	if required by any stock exchange or if allowed or required by law;

(iv)	by NAB under clause 25 (Liability for Regulatory Events) or in relation the exercise of its rights under clause 28.1(a) (Assignments and transfers by NAB);

(v)	by NAB to any Related Entity of NAB or an Obligor;

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(vi)	by NAB to any assignee of NAB’s rights under this document or any other arrangement (including a request, bill of exchange, agreement guarantee or an Encumbrance) by or with the Obligor under which obligations are or could in the future be owed to NAB;

(vii)	by NAB to any person in connection with NAB exercising rights or dealing with rights or obligations (including preparatory steps such as negotiating with any potential assignee of NAB’s rights or other person who is considering contracting with NAB or a Receiver in connection with this document);

(viii)	by NAB for the purpose of registering and maintaining any financing statement or financing change statement (each as defined in the PPSA or the NZ PPSA, as the context requires) relating to NAB’s Security Documents; or

(ix)	by NAB to any Obligor or person NAB believes may become an Obligor, provided that the prohibition under clause (a) or (b) is absolute and therefore none of the exceptions in this clause (c) apply to a disclosure under clause (a) or (b).

(d)	NAB agrees that each Borrower is providing its signed copy of this document on the condition that NAB complies with its obligations of confidentiality under clauses (a) and (c) above.

30.	Communications and Notices

(a)	Any communication or notice including any request, demand, certificate, consent or approval made under or in connection with any Finance Document must be made in legible writing in English and, unless otherwise stated, may be made by fax or letter or, in the case of any communication or notices to a Obligor, may be sent electronically to the email address for the Obligor specified in the Schedule.

(b)	The address, email address, fax number and the department or officer for whose attention the communication is to be marked is that identified in the Schedule or any substitute address, email address, fax number or department or officer as an Obligor may notify to NAB (or NAB may notify to the Obligors, if a change is made by NAB) by not less than 5 Business Days’ prior written notice.

(c)	Unless a later time is specified in the communication, a communication will take effect from the earlier of:

(i)	the time it is actually received; and

(ii)	except in the case of a communication to NAB, the time it is deemed to be received under clause (d).

(d)	Subject to clause (e), any communication will be deemed to be received:

(i)	if left at the recipient’s address, at the time left at the relevant address;

(ii)	if by way of fax, at the time shown in the transmission report as the time that the whole fax was sent to the relevant fax number or, if sent electronically to a Borrower to an email address, at the time it was sent;

(iii)	if by way of post, 3 Business Days (or 7 Business Days if sent overseas) after being posted; or

(iv)	if a notice is given by publishing it, at the time the notice is first published,

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unless delivery or receipt is on a day which is not a Business Day or is after 4:00 p.m. (addressee’s time) in which case it will be deemed to be received at 9:00 a.m. on the following Business Day.

(e)	Each communication to NAB must be addressed to the department or officer of NAB specified in accordance with (b).

(f)	Written communications from an Obligor which is a company must be signed by a director or another Authorised Officer.

(g)	NAB may rely on any notice from an Obligor, or on any notice that NAB believes in good faith is from an Obligor.

31.	Accounts and Certificates

(a)	In any litigation, arbitration proceedings or other dispute resolution process arising out of or in connection with a Finance Document, the entries made in the accounts maintained by NAB are sufficient evidence of the matters to which they relate unless the contrary is proved.

(b)	Any certification or determination by NAB of an exchange rate, a rate of interest or any amount under any Finance Document is sufficient evidence of the matters to which it relates and any certification or determination by NAB of any other matter is sufficient evidence of the matters to which it relates unless the contrary is proved.

32.	Accounting for Transactions

(a)	Each Borrower irrevocably authorises NAB to open such accounts as NAB requires in connection with a Facility.

(b)	Each Borrower of a Facility irrevocably authorises NAB to debit from the Loan Account or Nominated Account for that Facility (if any) any amounts payable by the Borrower in relation to that Facility or account, including interest, Costs, Taxes, enforcement expenses and any amount payable under an indemnity, unless otherwise stated or agreed.

(c)	If a Borrower authorises NAB to debit any amount from an account or one of two or more accounts, NAB can debit that amount from that account (or if more than one account, from any account it chooses) even if it causes the account to become overdrawn. Alternatively, if there are insufficient cleared funds in that account, the Borrower authorises NAB to debit that amount from any account of the Borrower NAB decides, including an account NAB opens in the Borrower’s name.

(d)	If this document does not state to which account an amount may be debited or credited, NAB may debit or credit that amount from any account (including, for the avoidance of doubt, any Loan Account or Nominated Account) of the Borrower NAB decides, including an account NAB opens in the Borrower’s name.

(e)	Where NAB debits an account in the name of a Borrower, opened by:

(i)	the Borrower, the Borrower must pay NAB interest (including default interest if applicable) on any debit balance in accordance with the terms of that account;

(ii)	NAB, the Borrower must pay NAB interest on the overdrawn balance of that account (other than an overdraft account where the balance does not exceed the applicable Facility Limit) at the Default Interest Rate applying to the relevant Facility or, if there is none, in accordance with the terms normally applied by NAB to accounts of that type; or

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(iii)	either the Borrower or NAB, the overdrawn balance of the account (taking into account any limit applicable to that account) is immediately payable without further notice.

(f)	Unless otherwise provided, NAB may apply any payment under or in connection with this document towards satisfying obligations under this document as NAB sees fit.

(g)	Where NAB is authorised to debit an amount from an account under this document, it can do so without prior notice.

33.	Statements of Account

(a)	Subject to clause (b), NAB will provide the Borrower with a statement of account at least every 3 months for each Facility that is a revolving facility (such as an overdraft facility) and at least every 6 months for other credit facilities.

(b)	If NAB is not required by law or under the Code to provide the Borrower with a statement, it may choose not to do so.

34.	Code of Banking Practice

The parties agree that the Code does not apply to the Finance Documents and the transactions in connection with them.

35.	General provisions

35.1	Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of that or any other jurisdiction will in any way be affected or impaired.

35.2	No waiver

(a)	No failure to exercise, nor any delay in exercising, on the part of NAB, any right or remedy under a Finance Document will operate as a waiver, nor will any single or partial exercise of any right or remedy prevent any further exercise or the exercise of any other right or remedy.

(b)	The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

(c)	NAB need not resort to a right, power or Encumbrance under a Security Document before resorting to any other of them.

35.3	Amendments and waivers

(a)	Except as set out in clause (b), any term of a Finance Document may be amended or waived only in writing with the consent of NAB and the relevant Obligors and any such amendment or waiver will be binding on all parties.

(b)	NAB may vary the terms of this document unilaterally by giving written notice to the relevant Borrower, or by giving notice in accordance with any provision of this document that expressly contemplates or permits the terms of this document to be varied unilaterally, at any time:

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(i)	to the extent NAB considers necessary to ensure compliance with relevant laws or to reflect NAB’s systems capabilities, provided such variation does not, in the reasonable opinion of NAB, result in a material change to the nature of the Facilities; or

(ii)	to the extent that this document expressly contemplates or permits the terms of this document to be varied unilaterally.

35.4	Counterparts

Each Finance Document may be executed in any number of counterparts, and if so, the counterparts taken together constitute one and the same instrument.

35.5	Continuing indemnities

(a)	All indemnities and reimbursement obligations in each Finance Document are continuing and survive termination of the Finance Document.

(b)	Each such indemnity is an additional, separate and independent obligation of each Obligor and no one indemnity limits the general nature of any other indemnity.

(c)	It is not necessary for NAB to incur expense or make payment before enforcing a right of indemnity conferred by a Finance Document.

35.6	Consents and waivers

Each Obligor will comply with all conditions in any consent or waiver NAB gives under or in connection with a Finance Document.

35.7	Discretion in exercising rights

NAB may exercise a right or remedy or give or refuse its consent under or in connection with a Finance Document in any way it considers appropriate (including by imposing conditions) and it is not obliged to give reasons for doing so.

35.8	No liability for loss

NAB is not liable to any Obligor for any loss, liability or Costs caused by the exercise or attempted exercise of, or failure to exercise, or delay in exercising, a right or remedy under or in connection with a Finance Document.

35.9	Rights and obligations are unaffected

Rights given to NAB, and an Obligor’s obligations, under or in connection with a Finance Document, are not affected by any act or omission or any other thing which might otherwise affect them under law or otherwise.

35.10	Inconsistent law

To the extent permitted by law, each Finance Document prevails to the extent it is inconsistent with any law.

35.11	Entire agreement

This document constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on the subject matter.

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35.12	Telephone recording

Each Obligor consents to NAB recording any telephone conversations between it and NAB in relation to any Facility that are customarily recorded in the finance industry or where the Obligor is notified prior to the commencement of the telephone conversation and such recordings being used in any arbitral or legal proceedings and any telephone recording remains NAB’s sole property at all times.

35.13	Reinstating avoided transaction

Each Obligor agrees that if a payment or other transaction relating to the Amount Owing is void, voidable, unenforceable or defective for any reason or a related claim is upheld, conceded or settled (each an Avoidance), then even though NAB knew or should have known of the Avoidance:

(a)	each right, power and remedy of NAB, and each Obligor's liability under each Finance Document will be what it would have been, and will continue, as if the payment or transaction the subject of the Avoidance had not occurred; and

(b)	it will immediately execute and do anything necessary or required by NAB to restore NAB to its position immediately before the Avoidance (including reinstating any Finance Document) and procure that each relevant Obligor does so.

This clause 35.13 survives any termination or full or partial discharge or release of any Finance Document.

36.	Governing Law and Jurisdiction

(a)	This document is governed by the laws of the Governing Law Jurisdiction.

(b)	Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Governing Law Jurisdiction (and any court of appeal) and waives any right to object to an action being bought in those courts, including on the basis of inconvenient forum or those courts not having jurisdiction.

(c)	This clause 36 (Governing Law and Jurisdiction) is for the benefit of NAB only. As a result, NAB will not be prevented from taking proceedings in any other court with jurisdiction.

(d)	To the extent permitted by law, NAB may take concurrent proceedings in any number of jurisdictions.

37.	Acknowledgement

Each Obligor acknowledges that, except as expressly set out in a Finance Document:

(a)	none of NAB or any of its advisers has given any representation or warranty or other assurance to it in relation to any Finance Document or the transactions contemplated by any Finance Document, including as to Tax or other effects;

(b)	it has not relied on NAB or any of its advisers or on any conduct (including any recommendation) by NAB or any of its advisers;

(c)	it has had the opportunity to obtain its own independent financial, Tax and legal advice and has done so or has elected not to do so; and

(d)	where an Obligor has granted a Security Document (including any Guarantee) in favour of NAB, each Security Document (including any Guarantee) is, and remains, in full force and effect and continues and extends to secure all present and future obligations of that Obligor to NAB in respect of the Facilities.

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Part B:            Details

Facility 1  : BANK GUARANTEE FACILITY

FACILITY:	BANK GUARANTEE FACILITY

Borrower:	Hudson Global Resources (Aust) Pty Limited ABN 21 002 888 762 and Hudson Global Resources (NZ) Limited (New Zealand company number 667922)

Facility Limit:	$3,000,000

Purpose:	To enable the issuance of rental guarantees.

Expiry Date:	The date that is 3 years from the date of this document

Review Date:	NAB may review pricing in accordance with clause 14 (Review) of the General Conditions.

Service Fee:	1.50% of the face value of each Bank Guarantee per year. Payable in arrears, on a pro-rata basis, half yearly from the date the Bank Guarantee is issued and on the cancellation of the Bank Guarantee and the Termination Date and subject to a minimum fee of $125 per Bank Guarantee for each payment.

Line Fee:	0.3% of the Facility Limit per year. Payable in arrears, half yearly from the date of this Financing Agreement and on the Termination Date.

To be advised.

Nominated Account:	For the purposes of debiting and crediting amounts in relation to this Facility under this document.

Other Conditions:	The General Conditions and Bank Guarantee Facility Specific Conditions apply to this Facility.

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Other Facilities

Following are details of some other facilities provided by NAB to a Borrower. They are not “Facilities” for purposes of this document and the following details are provided for information only.

Facility 2  : NAB CORPORATE RECEIVABLES FACILITY

FACILITY:	NAB Invoice Finance Facility A

Borrower:	Hudson Global Resources (Aust) Pty Limited ABN 21 002 888 762

Facility Limit:	$25,000,000 (a maximum of $4,000,000 of which may be used to support the working capital requirements of the APAC Group’s operations in China, Hong Kong and Singapore)

Expiry Date:	The date that is 3 years from the date of this document

Terms:	The terms and conditions of this facility are set out in the NAB Invoice Finance Facility Agreement

Loan Account:	To be advised

Facility 3  : BNZ Invoice Finance Facility

FACILITY:	NAB Invoice Finance Facility B

Borrower:	Hudson Global Resources (NZ) Limited (New Zealand company number 667922)

Facility Limit:	NZ$5,000,000

Expiry Date:	The date that is 3 years from the date of this document

Terms:	The terms and conditions of this facility are set out in the BNZ Invoice Finance Facility Agreement

Loan Account:	To be advised

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Part C:	Schedule

Item 1	(Obligors and Group)

1.1	Original Borrower(s)

Hudson Global Resources (Aust) Pty Limited ABN 21 002 888 762

Hudson Global Resources (NZ) Limited (New Zealand company number 667922)

1.2	Original Guarantor(s)

Hudson Global Resources (Aust) Pty Limited ABN 21 002 888 762

Hudson Global Resources (NZ) Limited (New Zealand company number 667922)

1.3	Original Personal Guarantor(s)

Not applicable

1.4	Groups

Refer to definition of "APAC Group" in clause 1.3 (Definitions)

Item 2	(Security Documents)

Name of Obligor(s) with ABN/ACN and Registered Office	Security Documents to be provided	Facilities secured

Hudson Global Resources (NZ) Limited of c/- Bell Gully, Level 22, Vero Centre, 48 Shortland Street, Auckland, New Zealand	First ranking General Security Deed over all present and after-acquired property	All Facilities and other amounts owing under the Finance Documents (including the Invoice Finance Facility Agreements)

Hudson Global Resources (Aust) Pty Ltd ABN 21 002 888 762 of Level 19, 20 Bond Street, Sydney, NSW 2000	First ranking General Security Agreement over all present and after-acquired property	All Facilities and other amounts owing under the Finance Documents (including the Invoice Finance Facility Agreements)

Item 3	(Material Documents)

Not applicable

Item 4	(Specified Documents) (clause 3.2(e) (Conditions Precedent))

Not applicable

Item 5	(Mandatory Prepayment) (clause 5.2(b) (Prepayment))

Not applicable

Item 6	(Other Representations and Warranties) (clause 8.1(aa) (Representations and Warranties))

Not applicable

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Item 7	(Financial Statements and other documents) (clause 9(o) (Financial Statements and other documents to be delivered))

Type of report	Entity	Audited/ Unaudited	Consolidated/ Unconsolidated	Due date for delivery to NAB
Annual Financial Statements	The Obligors	Audited	Unconsolidated	As soon as possible after each 31 December (and, at the latest, 120 days after each such date)
Management accounts (including balance sheet, profit and loss statement and cash flow statement)	The Obligors	Not applicable	Unconsolidated	As soon as possible after each calendar quarter end (and, at the latest, 45 days after each such date)
Quarterly analysis of Permanent/Contractor Splits for Debtor Ledgers	The Obligors	Not applicable	Not applicable	As soon as possible after each calendar quarter end (and, at the latest, 45 days after each such date)
Annual Forecasts (profit and loss statement, and cash flow statement (including debtor position), detailed on at least a quarterly basis and including key assumptions)	The Obligors	Unaudited	Unconsolidated	As soon as possible after each 31 December (and, at the latest, 45 days after each such date)

Item 8	(Other Undertakings) (clause 9(aa) (other undertakings or conditions subsequent))

EBITDA Variance:

If actual EBITDA for a Calculation Period to forecast EBITDA for that Calculation Period (as specified in the Annual Forecasts required to be provided in accordance with Item 7 of the Schedule) is greater than negative 15%, the Compliance Certificate for the relevant Calculation Date must include commentary outlining detailed reasons for the underperformance to the satisfaction of NAB.

Distributions:

Unless otherwise agreed with NAB in writing, dividends paid by any Obligor in any financial year must not exceed 100% of net profit after tax for that financial year (as determined in accordance with GAAP) and will only be permitted if:

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(a)	there is no Event of Default, Potential Event of Default or Review Event subsisting or would arise by reason of the payment; and

(b)	such dividend is permitted under the Corporations Act or the Companies Act (as applicable).

Item 9	(Financial Covenants) (clause 10.1 (Financial Covenants))

The Obligors must maintain the financial covenants set out below at all times.

The financial covenants will:

(a)	be calculated by reference to GAAP; and

(b)	be based on the then most recent Financial Statements and other financial information provided to NAB in accordance with this document.

NAB may test the financial covenants on each Calculation Date.

Financial Covenants

(a)	The Fixed Charge Cover Ratio (FCCR) for the Borrowers, for each Calculation Period ending during the period set out in the table below, must not be less than the ratio set out opposite that period in the table below.

Period		FCCR

Up to and including	30 September 2015	1.25:1

1 October 2015	onwards	1.50:1

(b)	The Receivables Ratio for the Borrowers must not be less than 1.20:1.

(c)	For the purpose of calculating the above amounts, any amount in a foreign currency will be converted back to Australian Dollars using the budgeted rate of exchange contained in the most recent Annual Forecasts provided to NAB in accordance with clause 9(o) of this document, unless that rate of exchange varies by more than 10% from NAB’s prevailing spot rate of exchange at any time, in which case, upon notification by NAB to the Borrowers, the Borrowers must consult with NAB for a period of no more than 5 Business Days to agree an appropriate rate of exchange (Consultation Period). Following the Consultation Period, if no agreement can be reached as to an appropriate rate of exchange, amounts in foreign currency will be converted back at NAB’s prevailing spot rate of exchange (which will be advised to the Borrowers).

Definitions

For the purposes of these financial covenants and the covenants in Item 8 of the Schedule, the following definitions apply in addition to those set out in clause 1.3 (Definitions).

Billed and Unbilled Trade Receivables means the billed and unbilled trade receivables for the Obligors as identified in the latest management accounts provided by the Borrowers to NAB.

Receivables Ratio means, at any time, the ratio of Billed and Unbilled Trade Receivables plus Cash and Cash Equivalents at that time to Total Drawn Debt at that time.

Calculation Date means the last day of each calendar quarter until the Termination Date.

Calculation Period means each period of twelve months ending on a Calculation Date, unless otherwise agreed in writing by NAB.

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Cash and Cash Equivalents means cash on hand and any demand deposits and any investments which are readily convertible to a known amount of cash in accordance with GAAP.

EBITDA means, in respect of a period, earnings before:

(a)	interest;

(b)	tax;

(c)	depreciation;

(d)	amortisation;

(e)	in respect of the 2015 financial year only, any deduction in respect of individually significant (and non-recurring) Exceptional Items during that financial year; and

(f)	in respect of a financial year other than the 2015 financial year, any deduction in respect of individually significant (and non-recurring) Exceptional Items during that financial year approved by NAB in writing, for that period (as determined in each case in accordance with GAAP).

Exceptional Item means material and unusual accounting income, gains, expenses or losses resulting from transactions or events that are outside of the ordinary course of business and are generally non-recurring. At any time, any losses attributable to trading caused by a downturn in the general trading environment may not be considered an Exceptional Item, howsoever caused.

Finance Charges means, in respect of a period, operating lease rental expense, real property rental expense and finance lease expenses (including principal and interest) for that period.

Fixed Charge Cover Ratio means, for a Calculation Period, the ratio of EBITDA less US Corporate Allocations actually paid in that Calculation Period plus Finance Charges to Total Interest Expense plus Finance Charges for that Calculation Period. For the purposes of calculating the Fixed Charge Cover Ratio as at the first 3 Calculation Dates, Total Interest Expense will be annualised for the period from the first Drawdown Date up to the relevant Calculation Date.

Total Drawn Debt means the total amount outstanding under NAB Invoice Finance Facility A and NAB Invoice Finance Facility B (each as specified in Part B of the Schedule).

Total Interest Expense means, in respect of a period, the aggregate amount of all interest and amounts in the nature of interest or of similar effect to interest paid or payable for that period, including:

(a)	any dividend or distribution payable on any Marketable Security that constitutes Financial Indebtedness;

(b)	any discount on any bills, bonds, notes or other instruments drawn, accepted or endorsed;

(c)	any commitment, line, facility, acceptance, letter of credit, discount, guarantee, insurance bond or other fees and other amounts of a regular or recurring nature payable during that period (but not establishment, arrangement, agency and other fees payable once only on the initial provision of Financial Indebtedness); and

(d)	plus or minus the net amount of any difference payments during that period under any interest rate hedging arrangement.

It includes interest on any shareholder loans made to members of the APAC Group unless capitalised or subordinated on terms acceptable to NAB.

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Item 10	(Hedging) (clause 10.3 (Hedging))

Not applicable

Item 11	(Enforcement proceedings – Threshold Amount) (clause 11.1(h) (Enforcement proceedings))

$250,000

Item 12	Other Events of Default (clause 11.1(u) (Other))

Not applicable

Item 13	(Fees) (clause 17 (Fees))

Bank Fees:

Application/Establishment Fee:

In respect of the Bank Guarantee and NAB Invoice Finance Facility A: $42,000.00 payable on execution of this document.

In respect of the NAB Invoice Finance Facility B: NZ$7,500.00 payable on execution of this document.

Government Fees:

Australian General Security Agreement Registration Fee (x1): To be advised.

New Zealand General Security Agreement Registration Fee (x1): To be advised.

Legal Fees

The Borrowers will be responsible for NAB and BNZ's reasonable legal fees, in an amount to be confirmed.

Item 14	(Review Event, Negotiation Period and Mandatory Prepayment Period) (clause 14 (Review))

Not applicable

Item 15	(Communications) (clause 30(b) (Communications and Notices))

Details for service of communications to NAB:

Name of Bank:	National Australia Bank Limited

Address:	Level 22, 255 George Street, Sydney NSW 2000

Fax number:	1300 602 185

Attention:	Gordon Hardie

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Details for service of communications to the Obligor(s):

Name of Obligor:	Hudson Global Resources (Aust) Pty Limited ABN 21 002 888 762

Address:	Level 19 20 Bond Street Sydney NSW 2000

Attention:	Mr Mark Steyn

Email:

Name of Obligor:	Hudson Global Resources (NZ) Limited (New Zealand company number 667922)

Address:	c/- Bell Gully Level 22, Vero Centre 48 Shortland Street Auckland New Zealand

Attention:	Mr Mark Steyn

Email:

Item 16	(Governing Law Jurisdiction) (clause 36) (Governing Law & Jurisdiction))

New South Wales

Item 17	(Trust) and (Trust Documents)

Not Applicable

Item 18	(Partnership) and (Partnership Documents)

Not applicable

Item 19	(Scheme), (Custodian), (Custody Agreement) and (Scheme Documents)

Not applicable

Item 20	(Other)

Not applicable

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Part D:	Trustee Provisions

Not Applicable

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Part E:	Partnership Provisions

Not Applicable

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Part F:	Responsible Entity Provisions

Not Applicable

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Part G:	Property Conditions

Not Applicable

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Part H:	Specific Conditions

Bank Guarantee Facility Specific Conditions

FOREIGN CURRENCY WARNING NOTICE

This important notice should be read and understood before the Borrower decides to enter into a facility or transaction in a foreign currency.

This notice is intended to provide the Borrower with a general warning of the risks that can arise from adverse exchange rate movements when transacting in a foreign currency, and to advise the Borrower that other risks also exist.

The Borrower’s liability in Dollars will increase, possibly very substantially, if there is a movement in either:

•   the Dollar relative to the foreign currency facility or transaction; or

•   the foreign currency relative to the Dollar.

Another risk that may also exist is the potential for adverse movements in the interest rate that applies to the foreign currency facility or transaction.

The Borrower should also be aware that in some circumstances mechanisms may be available for limiting these risks. Such mechanisms may include products ranging from forward FX contracts (FECs) and fixed rate loans to more complex options and derivatives. A solution can be tailored to the Borrower's specific business needs.

For more information about managing risks associated with international trade, go to the “Business” tab on our website www.nab.com.au and click on > International trade.

For more information regarding Foreign Exchange Risk please telephone a Specialist on 132265 (7am – 7pm EST).

The Borrower should seek independent professional advice before entering into a facility or transaction in a foreign currency. In particular, advice should be sought as to the suitability of a foreign currency facility or transaction for your purposes and as to risk management strategies available for such facilities or transactions.

Important Information about Renminbi Settlement Services

Renminbi (“RMB”), the lawful currency in the People’s Republic of China, is not yet fully convertible and is subject to substantial exchange rate risk. For more information about the risks associated with RMB, please contact a Specialist on 132265 (7am – 7pm EST).

1.	Additional Conditions Precedent

The following additional conditions precedent apply in relation to the issue of any Bank Guarantee:

(a)	NAB receiving a Utilisation Request in form and substance required by NAB from time to time;

(b)	NAB being satisfied that:

© National Australia Bank Limited	69

(i)	the date the Bank Guarantee is to be issued is a Business Day on or before any Issue Date;

(ii)	the currency of the Bank Guarantee is an Approved Currency;

(iii)	the Australian Dollar Equivalent of the Maximum Liability under all unexpired Bank Guarantees, on any day, after the Bank Guarantee is issued, does not exceed the Australian Dollar Equivalent of the Facility Limit; and

(iv)	it has received satisfactory results from sanctions checks and any other searches required by law or internal polices conducted on the proposed beneficiary.

2.	NOT USED

3.	Reimbursement

The Borrower must pay to NAB on demand from time to time amounts equal to each payment made by NAB under a Bank Guarantee.

4.	Indemnity

(a)	In addition to any other indemnity obligations in this document, the Borrower indemnifies NAB in respect of:

(i)	any amounts NAB pays to a Beneficiary under a Bank Guarantee; and

(ii)	an amount equal to any loss (including consequential or economic loss), damage and Costs which NAB incurs or suffers or for which NAB becomes liable, directly or indirectly as a result of or in connection with:

(A)	the issue or variation of a Bank Guarantee;

(B)	any payment or claim for payment under a Bank Guarantee; or

(C)	anything done by a Beneficiary or any other person in relation to or in reliance on a Bank Guarantee.

(b)	Any amount the Borrower must pay NAB under this clause 4 (Indemnity) is payable in Dollars (even if the payment made by NAB is in a different currency) and becomes due and payable upon the earlier of:

(i)	NAB making payment under a Bank Guarantee; or

(ii)	NAB incurring an obligation to make payment under a Bank Guarantee, or

(iii)	an Event of Default occurring.

5.	Payment of bank guarantee without demand

NAB may, at any time, end its obligations under a Bank Guarantee by paying to the Beneficiary of that Bank Guarantee the Maximum Liability or such lesser amount as is required to discharge NAB’s obligations under the Bank Guarantee, even though no demand is made on NAB by that Beneficiary.

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6.	No obligation to enquire

(a)	The Borrower irrevocably authorises NAB to immediately pay any amount demanded at any time under a Bank Guarantee.

(b)	The Borrower agrees that NAB:

(i)	need not first refer to the Borrower or obtain the Borrower’s authority for the payment;

(ii)	need not enquire into the correctness or validity of any demand made on NAB under a Bank Guarantee; and

(iii)	may meet any demand even though the Borrower disputes the validity of the demand.

7.	Partial payments

(a)	The Borrower agrees that if a demand is made by a Beneficiary of a Bank Guarantee for a partial payment of the Maximum Liability of that Bank Guarantee, NAB may at its discretion and without further reference to the Borrower, pay the amount demanded and issue to the Beneficiary a replacement Bank Guarantee for the balance of the Maximum Liability.

(b)	The procedure set out in clause 7(a) may be repeated at NAB’s discretion.

(c)	The Borrower agrees that this document applies to any replacement Bank Guarantee issued under this clause 7 (Partial payments).

8.	Proceedings under bank guarantee

NAB is not obliged at any time to commence, pursue or defend any legal proceedings or other process in connection with any claim, demand or right arising under a Bank Guarantee issued under this Facility.

9.	Return of bank guarantees

The Borrower must return to NAB an original Bank Guarantee if it is given to the Borrower by the relevant Beneficiary on production of a bill of lading or otherwise.

10.	Additional consequences of default

(a)	The following additional consequences of Default apply:

(i)	NAB may require the Borrower to provide cash cover on terms satisfactory to NAB for an amount not less than the Maximum Liability under each outstanding Bank Guarantee in the currency in which each such Bank Guarantee is denominated; and

(ii)	NAB may require the Borrower to grant other Encumbrances acceptable to NAB.

(b)	NAB may exercise any of its rights under this document even though one or more Bank Guarantees remain outstanding on that date.

11.	Termination of the facility

On the Termination Date for the Facility, the Borrower must pay to NAB:

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(a)	all of the Balance Owing; less

(b)	the amount equal to the aggregate Maximum Liability under each outstanding Bank Guarantee in respect of which NAB has been provided with cash cover on terms satisfactory to NAB.

12.	Foreign currency facilities or transactions

12.1	Funding risk and non availability

(a)	NAB will use its best efforts to notify the Borrower as soon as practicable if the making, denomination or continuation of the Facility in the foreign currency is impractical or impossible as a result of:

(i)	any change in national or international financial, political or economic conditions, currency exchange rates, currency availability or exchange controls;

(ii)	any event of contingency which materially and adversely affects the inter-bank markets generally; or

(iii)	any change in law.

(b)	During the 30 days after that notice is given by NAB, NAB will negotiate with the Borrower to find an alternative basis to continue the Facility.

(c)	If no agreement is reached within the 30 day period referred to in clause 12.1(b), NAB’s obligation to provide the Facility will be automatically terminated and the Borrower must immediately provide cash cover on terms satisfactory to NAB for an amount not less than the Maximum Liability under each outstanding Bank Guarantee in the currency in which each such Bank Guarantee is denominated.

12.2	No advice or management by NAB

The Borrower acknowledges and agrees that NAB is not managing, supervising or advising in relation to the Borrower’s foreign currency exposure.

12.3	Foreign currency fluctuations

If the Facility is made available or involves a foreign currency and there is a change in the exchange rate applicable between that foreign currency and Dollars which has the effect of causing the Australian Dollar Equivalent of the Balance Owing to exceed the Australian Dollar Equivalent of the Facility Limit, NAB may require the Borrower to either:

(a)	cash cover on terms, and in currencies or currency, satisfactory to NAB for the amount of such excess so that the Australian Dollar Equivalent of the Balance Owing is equal to or less than Australian Dollar Equivalent of the Facility Limit; or

(b)	provide additional Encumbrances acceptable to NAB to the value determined by NAB, but not less than the amount of such excess.

13.	Definitions

For the purpose of these Bank Guarantee Facility Specific Conditions:

Approved Currency means the currency or currencies approved by NAB in writing from time to time.

Availability Period means the period from the date of this document to the Termination Date.

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Facility means a bank guarantee facility.

Issue Date means the issue date for a Bank Guarantee specified in the Details.

Maximum Liability means, in respect of a Bank Guarantee, the amount specified in that Bank Guarantee as the maximum liability (exclusive of interest on that Maximum Liability) under that Bank Guarantee.

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SIGNATURES

Executed on behalf of National Australia Bank Limited by its Attorney who holds the position of Level 2 Attorney under Power of Attorney dated 1 March 2007 in the presence of:	) ) )
/s/ Christian Lam	) )	/s/ Gordon Hardie
Signature of Witness	) )	Signature of Attorney
Christian Lam	) )	Gordon Hardie
Name of Witness (print))		Name of Attorney

Original Borrowers and Original Guarantors

Executed by Hudson Global Resources (Aust) Pty Limited ABN 21 002 888 762 in accordance with Section 127 of the Corporations Act 2001	) ) )
/s/ Kendall Ryan	) )	/s/ Mark Steyn
Signature of director	) )	Signature of director/company secretary
Kendall Ryan	) )	Mark Steyn
Name of director (print))		Name of director/company secretary (print)

© National Australia Bank Limited	74

Executed by Hudson Global Resources (NZ) Limited	) ) )
/s/ Mark Steyn	) )	/s/ Roman Rogers
Signature of director	) )	Signature of director
Mark Steyn	) )	Roman Rogers
Name of director (print))		Name of director (print)

© National Australia Bank Limited	75

Annexure 1 : Verification Certificate

VERIFICATION CERTIFICATE

To:     National Australia Bank Limited (NAB)

From: [insert name and ACN] (the Company)

Dated: [insert date]

We, being directors of the Company  [I, being the sole director of the Company] hereby certify as follows:

Except where otherwise defined, capitalised terms used in the Finance Agreement dated on or about the date of this certificate between the Company and NAB have the same meaning when used in this certificate.

1.	SPECIMEN SIGNATURES

The following are the signatures of the persons appointed as Authorised Officers and attorneys of the Company for the purposes of the Finance Documents or who are otherwise authorised to sign a Finance Document on behalf of the Company.

Authorised Officers

Signature of Authorised Officer	Signature of Authorised Officer

Name:	Name:

Title:

Attorneys

Signature of Attorney	Signature of Attorney

Name:	Name:

Title:	Title:

2.	AUTHORISATIONS

(a)	Attached to this certificate marked “A” are true, complete and current copies of each [list Material Authorisations].

(b)	Other than the documents listed above, no other Authorisations are necessary for the Company to enter into, observe its obligations under, and perform the transactions contemplated by, each Finance Document to which it is expressed to be a party.

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3.	SOLVENCY DECLARATION

(a)	As at the date of execution of each Finance Document the Company is solvent (as defined in section 95A(1) of the Corporations Act) and will not become insolvent (as defined in section 95A(2) of the Corporations Act) by entering into and complying with its obligations under each Finance Document.

(b)	The Company has at all times complied with its obligations under section 286 of the Corporations Act.

(c)	To the best of our knowledge, no application or order has been made, no proceedings have been commenced, no resolutions have been passed or proposed in a notice of meeting and no other steps have been taken for:

(i)	the winding up, dissolution or administration of the Company or of any Trust or Registered Scheme of which the Company acts as trustee or responsible entity, as the case may be; or

(ii)	the Company entering into an arrangement, compromise or composition with or assignment of the benefit of its creditors or a class of them.

4.	POWER OF ATTORNEY

Attached to this certificate marked “B” is [an original] [a true, complete and current copy] of a power of attorney which the Company is to use or has used to execute a Finance Document.

5.	FINANCIAL STATEMENTS

Attached to this certificate marked “C” is [a true, complete and current copy] of the most recent [insert details of Finance Statements] of the Company and the Obligors.

6.	MATERIAL DOCUMENTS

Attached to this certificate marked “D” are [true, complete and correct copies] of the following Material Documents:

[insert list]

To the extent that any of these Material Documents has been provided to NAB prior to the date of this certificate, we certify that the copies provided are true, up-to-date and complete.

MULTIPLE DIRECTORS

Signature of director	Signature of director

Name of director (print)	Name of director (print)

Date	Date

© National Australia Bank Limited	77

SINGLE DIRECTOR

Signature of sole director and sole company secretary

Name of sole director and sole company secretary (print)

Date

© National Australia Bank Limited	78

Annexure 2: Compliance Certificate

COMPLIANCE CERTIFICATE

To:     National Australia Bank Limited (NAB)

From: [insert name and ACN] (the Company)

Dated: [insert date]

Finance Agreement dated [insert date] (the Agreement)

1.	We refer to the Agreement. This is a Compliance Certificate for the Calculation Period ending [insert]. Terms used in the Agreement shall have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that: [Insert details of covenants to be certified]

3.	[We confirm that: No more than $4,000,000 of the NAB Invoice Finance Facility A has been drawn to support the working capital requirements of the APAC Group’s operations in China, Hong Kong and Singapore.]

4.	[We confirm that: EBITDA for the Calculation Period to forecast EBITDA for the Calculation Period (as specified in the Annual Forecasts) is [insert percentage]. The reasons for this underperformance are: [insert detailed reasons]]

5.	[We confirm that no Default [or Review Event] is continuing.]*

* If this statement cannot be made, the certificate should identify any Event of Default, Potential Event of Default or Review Event that is continuing and the steps, if any, being taken to remedy it.

MULTIPLE DIRECTORS

Signature of director	Signature of director
Name of director (print)	Name of director (print)
Date	Date

© National Australia Bank Limited	79

SINGLE DIRECTOR

Signature of sole director and sole company secretary
Name of sole director and sole company secretary (print)
Date

© National Australia Bank Limited	80

Annexure 3 : Drawdown Notice

DRAWDOWN NOTICE

To:     National Australia Bank Limited (NAB)

From: [insert name and ACN] (the Company)

Dated: [insert date]

Finance Agreement dated [insert date] (the Agreement)

1.	We refer to the Agreement. This is a Drawdown Notice. Terms defined in the Agreement shall have the same meaning in this Drawdown Notice unless given a different meaning in this Drawdown Notice.

2.	We wish to make a Drawing on the following terms:

Proposed Drawdown Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility for Drawing:	[Insert details of Facility]

[Currency:]	[ ]

Amount:	[ ] or, if less, the Available Facility

Interest Period:	[ ]

3.	We confirm that each condition specified in Clause [*] is satisfied on the date of this Drawdown Notice. [except as described in the notice dated [*] given to you, a copy of which is attached]

4.	The proceeds of this Drawing should be credited to [account].

5.	This Drawdown Notice is irrevocable.

Yours faithfully

Authorised Officer

[Company on behalf of] [name of relevant Borrower]

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Annexure 4 : Form of Accession Letter

To:     National Australia Bank Limited (NAB)

From: [Additional Obligor] and [Borrower] for itself and on behalf of each other person who is an Obligor at the date of this letter

Date: [insert date]

Dear Sirs,

Finance Agreement dated [insert date] (the Agreement)

We refer to the Finance Agreement. This is an Accession Letter. Terms used in the Finance Agreement shall have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

[[Additional Obligor] agrees to become an Additional Borrower in respect of [all Facilities]/[specify relevant Facilities] and to be bound by the terms of the Finance Agreement as an Additional Borrower pursuant to Clause 28.3 (Additional Borrowers) of the Finance Agreement.]

[[Additional Obligor] agree s to become an Additional [Guarantor]/[Personal Guarantor] and to be bound by the terms of the Finance Agreement as an Additional [Guarantor]/[Personal Guarantor] pursuant to [Clause 28.4 (Additional Guarantors)]/[Clause 28.5 (Additional Personal Guarantors)] of the Finance Agreement.]

[Additional Obligor] agrees to do all things that are required under the Finance Agreement to be done in connection with becoming an Additional [Borrower]/ [Guarantor]/ [Personal Guarantor].

[Each of the following is specified as a Security Document for purposes of the Finance Agreement:

[Insert details of new Security Documents including Facilities to be secured]

The details for service of communications to [Additional Obligor] are as follows:

Address:

Fax No:

Attention:

This Accession Letter is governed by the laws of [name of state or territory]. This Accession Letter may be executed in any number of counterparts and, if so, the counterparts taken together constitute one and the same instrument.

This Accession Letter is entered into as a deed.

[Borrower]	[Additional Obligor]

This Accession Letter is accepted by NAB and the accession date is confirmed as [*].

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Executed on behalf of National Australia Bank Limited by its Attorney who holds the position of Level ____ Attorney under Power of Attorney dated 1 March 2007 in the presence of:	) ) ) )

Signature of Witness	) )	Signature of Attorney

Name of Witness (print)	) )	Name of Attorney

© National Australia Bank Limited	83

Annexure 5 : Form of Resignation Letter

To:     National Australia Bank Limited (NAB)

From: [Resigning Obligor] and [Borrower] for itself and on behalf of each other person who is an Obligor at the date of this letter

Dated: [insert date]

Dear Sirs,

Finance Agreement dated [insert date] (the Agreement)

1. We refer to the Finance Agreement. This is a Resignation Letter. Terms used in the Finance Agreement shall have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2. Pursuant to [Clause 28.6 (Resignation of a Guarantor)]/ [Clause 28.7 (Resignation of a Personal Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Guarantor]/[Personal Guarantor] under the Finance Agreement.

3. This Resignation Letter is governed by the laws of [name of state or territory]. This Resignation Letter may be executed in any number of counterparts and, if so, the counterparts taken together constitute one and the same instrument.

[resigning Obligor]	[Borrower]
By:

This Resignation Letter is accepted by NAB and the resignation date is confirmed as [*].

Executed on behalf of National Australia Bank Limited by its Attorney who holds the position of Level ____ Attorney under Power of Attorney dated 1 March 2007 in the presence of:	) ) ) )

Signature of Witness	) )	Signature of Attorney

Name of Witness (print)	) )	Name of Attorney

© National Australia Bank Limited	84

Annexure 6  : Conditions Precedent Required to be Delivered by an Additional Obligor

(a)	(Accession Letter) An Accession Letter, duly executed by the Additional Obligor and the relevant Borrower.

(b)	(Security Documents) Any Security Document required by NAB, duly executed by the Additional Obligor.

(c)	(verification certificate) Where the Additional Obligor is a company, a certificate in relation to the Additional Obligor duly signed by two directors of the Additional Obligor (if the Additional Obligor has more than one director) or by the director of the Additional Obligor (if the Additional Obligor has only one director) substantially in the form set out, with the attachments referred to in the Form of Verification Certificate and dated not earlier than 5 Business Days before the date of the Accession Letter.

(d)	(Client Identification Checks) All documents and other information that NAB requires to enable NAB to complete any Client Identification Checks.

(e)	(structure chart) An updated diagram showing the structure and ownership arrangements of the APAC Group and the Obligors.

(f)	(process agent appointment) Evidence of the acceptance of appointment of a process agent located in Australia for the Additional Obligor, if the Additional Obligor is incorporated or located outside Australia.

(g)	(enquiries and searches) The results of NAB’s enquiries and searches.

(h)	(other information) Any other information or document which NAB reasonably requests from time to time.

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ANNEXURE 7: FORM OF UTILISATION REQUEST

To:	National Australia Bank Limited (A.B.N. 12 004 044 937)
Level 22, 255 George Street SYDNEY NSW 2000

From:

Re: Bank Guarantee Facility provided under the Facility Agreement dated [date].

We request NAB to issue a Bank Guarantee as set out below. This Utilisation Request is deemed to be a Finance Document.

Beneficiary

Name

ACN / ABN

Address

Amount

Amount of Bank Guarantee (insert total amount of Bank Guarantee and currency in which it is to be paid)

Currency of

Amount in words

Agreement (insert short description of agreement between Beneficiary and Borrower giving rise to the Bank Guarantee including any identifying numbers contract or reference number)

Termination date (if appropriate, insert latest date Bank Guarantee will be in force, otherwise delete)

This request is irrevocable.

Signed for and on behalf of the Borrower by its Authorised Officer:

Name:
Title:
Date:

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